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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            INFORMATION REQUIRED IN
                                PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant   /X/

     Filed by a party other than the registrant   / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              CHRYSLER CORPORATION
                (Name of registrant as specified in its charter)

                              CHRYSLER CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3)

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4) Proposed maximum aggregate value of transaction:

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
        (1) Amount previously paid:
        (2) Form, schedule or registration statement no.:
        (3) Filing party:
        (4) Date filed:
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


                                     [LOGO]



                                                                   April 1, 1994


Dear Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of Chrysler Corporation to be held at the SeaGate Convention Centre, Toledo, Ohio, on Thursday, May 19, 1994, at 10:00 A.M., Eastern Daylight Saving Time. For your convenience, directions to the meeting site are shown on the inside back cover of the Proxy Statement.



     Matters to be acted on at the meeting include: (a) the election of directors; (b) the appointment of independent public accountants; (c) a Board of Directors proposal to amend the Corporation's Certificate of Incorporation to increase the authorized Common Stock; (d) a Board of Directors proposal regarding amendment of the Chrysler Corporation 1991 Stock Compensation Plan and a related performance plan; (e) a Board of Directors proposal regarding amendment of the Stockholders' Resolution and certain related incentive plans; and (f) two stockholder proposals. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.


     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES IN FAVOR OF THE ELECTION OF DIRECTORS, THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS AND THE BOARD OF DIRECTORS PROPOSALS, AND AGAINST THE STOCKHOLDER PROPOSALS.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. If you then attend the meeting and wish to vote your shares in person, you still may do so. Also, if you plan to attend the meeting, please mark the appropriate box on the proxy card. If you plan to have anyone accompany you, please enclose a note indicating the name of that person. Admission cards for the meeting will then be sent to you.


     At the conclusion of the meeting, you will have the opportunity to view current model, concept and vintage Chrysler vehicles in an auto salon exhibit adjacent to the meeting room.


                                            Sincerely yours,

                                            Robert J. Eaton
                                            Chairman

                              CHRYSLER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1994

     The Annual Meeting of Stockholders of Chrysler Corporation ("Chrysler" or the "Corporation") will take place at the SeaGate Convention Centre, 401 Jefferson Avenue, Toledo, Ohio 43604, on Thursday, May 19, 1994, at 10:00 A.M., Eastern Daylight Saving Time, for the following purposes:

Item No.    1.  To elect a board of thirteen directors to serve until the next
                Annual Meeting of Stockholders (pages 2-7);


Item No.    2.  To appoint independent public accountants to audit the books, records and accounts of the Corporation for the year 1994 (page
                26);



Item No.    3.  To act upon a Board of Directors proposal to amend the
                Corporation's Certificate of Incorporation to increase the authorized Common Stock (pages 26-27);



Item No.    4.  To act upon a Board of Directors proposal regarding amendment of the Chrysler Corporation 1991 Stock Compensation Plan and a related performance plan (pages 28-37);



Item No.    5.  To act upon a Board of Directors proposal regarding amendment of the Stockholders' Resolution and certain related incentive plans
                (pages 37-41);



Item Nos. 6-7.  To act upon two stockholder proposals, if such proposals are presented at the meeting (pages 42-45);


and to transact such other business as may properly come before the meeting.

     Only holders of record of Chrysler Common Stock at the close of business on March 21, 1994 will be entitled to vote at the meeting.
                                             BY ORDER OF THE BOARD OF DIRECTORS,
                                                              William J. O'Brien
                                   Vice President, General Counsel and Secretary


April 1, 1994

                              CHRYSLER CORPORATION
            12000 CHRYSLER DRIVE, HIGHLAND PARK, MICHIGAN 48288-0001

                                PROXY STATEMENT


                                                                   April 1, 1994



     The Board of Directors of Chrysler Corporation solicits your proxy in the form enclosed to use at the Annual Meeting of Stockholders on May 19, 1994. The Corporation will begin mailing this Proxy Statement and the accompanying form of proxy on or about April 1, 1994 to stockholders entitled to vote at the meeting.


     The Board urges you to date, sign and mail your proxy promptly, in the form of the proxy/voting instruction card enclosed with this Proxy Statement, to make certain that your shares will be voted at the meeting. Proxies in the enclosed or other acceptable form that are received in time for the meeting will be voted. However, you may revoke your proxy by a revocation in writing or a later dated proxy that is received by the Corporation prior to the meeting, or by voting your shares in person at the meeting.

     If your proxy is received in time for the meeting, it will be voted for the nominees for director whose names appear below under "Election of Directors", unless the proxy indicates that it is not to be voted for the election of such nominees or for any specific nominees as directors. Where your proxy specifies that it is to be voted for or against, or that you abstain from voting on, the recommended appointment of independent public accountants or any of the other proposals included in this Proxy Statement, the proxy will be voted as you have specified. Where you do not specify a choice, the proxy will be voted as indicated in the form of proxy.

     Every stockholder is entitled to one vote for each share of Chrysler common stock, par value $1.00 per share ("Common Stock"), held. In accordance with the Corporation's By-Laws, the election of directors and all other matters before the meeting, except the proposal to amend the Certificate of Incorporation, will be decided by a plurality vote, which means that the election of any director or the approval of any other matter before the meeting will require the affirmative vote of a majority of the votes cast with respect to such election or other matter. Approval of the proposal to amend the Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares. Abstentions and broker non-votes are not votes cast and therefore will not be counted in determining voting results, although abstentions and broker non-votes will be counted in the determination of a quorum. Inspectors of election appointed by the Board of Directors will tabulate the votes cast.


     Only holders of record of Common Stock at the close of business on March 21, 1994 will be entitled to vote at the meeting; holders of the Corporation's Series A Convertible Preferred Stock will not be entitled to vote. On March 21, 1994 there were 354,006,599 shares of Common Stock outstanding. Of these shares, 5,338,925 were held by the trustees under the Chrysler Salaried Employees' Savings Plan and the Chrysler Canada Savings Plan and 1,816,663 shares were held by the trustee under the Chrysler Hourly Employees' Deferred Pay Plan. Under the terms of these Plans, all shares held for participating employees by the trustees will be voted or not as directed by written instructions from the participating employees, and shares for which no instructions are received will be voted in the same proportion as the shares for which instructions are received, excluding shares the trustees have been instructed not to vote. If you are a participant in the savings or deferred pay plans, your proxy will serve as voting instructions for the trustees of those plans for all accounts registered in your name.


     On the record date 20,031 shares of Common Stock were held in an escrow account under the Chrysler Salaried Employees' Supplemental Savings Plan. Such shares cannot be voted by participants, but are voted by the escrow agent in the same proportion as the shares held under the Chrysler Salaried Employees' Savings Plan are voted.


     If you are a participant in the Chrysler Dividend Reinvestment Plan, the shares held for your account will be voted in the same manner as your shares held of record are voted.


     The Corporation will bear the expense of soliciting proxies in the accompanying form. Solicitation will be by mail, and directors, officers and employees of the Corporation may solicit proxies in person or by telephone, telegram, telefacsimile or letter. The Corporation also will employ Hill and Knowlton, Inc., 420 Lexington Avenue, New York, New York 10017, to assist in soliciting proxies for a fee of $20,000, plus out-of-pocket expenses. In addition, the Corporation will reimburse banks, brokers, and other entities that hold Common Stock in nominee name for their expenses in forwarding proxy material to beneficial owners.


                                   ITEM NO. 1

                             ELECTION OF DIRECTORS


     A board of thirteen directors, which at the time of the Annual Meeting of Stockholders will be a full board, will be elected at the meeting to serve for the following year and until their successors are elected and qualified. All of the nominees are now directors of the Corporation and all, except Messrs. Robert
E. Allen and Lynton R. Wilson, were elected by the stockholders at the last annual meeting. Messrs. A. Jean de Grandpre and William G. Milliken, now directors, are retiring from the Board effective at the time of the meeting and are not nominees.


     The biographical information set forth on the following pages with respect to each nominee's present principal occupation, business and other affiliations, and beneficial ownership of equity securities of the Corporation has been furnished by the nominee.

                             NOMINEES FOR DIRECTOR

                  Former Vice Chairman of the Board, Maxxam Group Inc.
- -------------     Ms. Affinito served as President and Chief Operations Officer of Maxxam Group Inc. (formerly Simplicity Pattern Co. Inc.)
                  from June 1976 to June 1987 and as Vice Chairman of the Board
    photo         from June 1987 until June 1991. Maxxam Group Inc., through its subsidiary, is engaged principally in forest productions
                  operations, real estate management and development and
- -------------     integrated aluminum production. Ms. Affinito is a director of
                  Caterpillar Inc., Jostens Inc., Lillian Vernon Corporation,
                  Tambrands Inc., Kmart Corporation and New York Telephone
                  Company. She is a member of the Board of Trustees of Cornell
                  University, the Mayo Foundation and the Board of Directors of
                  the Metropolitan Transportation Authority.

     LILYAN H.
   AFFINITO, 62
Elected a Director
   June 3, 1982
                  Chairman of the Board and Chief Executive Officer, AT&T
                  Robert E. Allen was elected Chairman and Chief Executive
                  Officer of AT&T in April 1988. Mr. Allen began his career at
                  Indiana Bell in 1957. Subsequently, he served in officer posts at Indiana Bell, Bell of Pennsylvania, Illinois Bell, the
                  Chesapeake and Potomac Telephone Companies and AT&T. He was
                  named president and chief operating officer of AT&T in 1986.
                  Mr. Allen's board memberships include Bristol-Myers Squibb
                  Co., Pepsico, Inc., New American Schools Development
                  Corporation, Federal Reserve Bank of New York, and the
                  America-China Society. Among numerous civic affiliations, Mr.
                  Allen is Chairman of The Business Council and a member of the
                  Conference Board, the Business Roundtable, the U.S.-Japan
                  Business Council, and a trustee of Wabash College.
     ROBERT E.
     ALLEN, 59
Elected a Director
 February 3, 1994
                  Chairman of the Board, President and Chief Executive Officer,
                  Kmart Corporation
- -------------     Mr. Antonini began his business career in 1964 when he joined the S. S. Kresge Company (now Kmart Corporation), a mass
                  merchandising retailer, as a management trainee. He served in
  photo           a number of sales, retail and management positions with Kmart and one of its subsidiaries from 1965 through 1986 when he became President and Chief Operating Officer of Kmart. In 1987
- --------------    he was named Chairman of the Board, President and Chief
                  Executive Officer of Kmart. Mr. Antonini is a director of
                  Shell Oil Company. He is a director and trustee of a number of charitable, civic and educational institutions.
     JOSEPH E.
   ANTONINI, 52
Elected a Director
 November 30, 1989

                  Chairman and President, Center on Addiction and Substance
                  Abuse at Columbia University (CASA)
- -------------     Mr. Califano received a law degree from Harvard Law School in
                  1955 and after service in the Navy he practiced law in New
   photo          York City. From April 1961 to July 1965 he served the
                  Department of Defense in various capacities and from July 1965 to January 1969 he was Special Assistant for Domestic Affairs
- -------------     to the President of the United States. Mr. Califano engaged in the practice of law from June 1971 to January 1977 at which time he was appointed Secretary of Health, Education and Welfare and served in that post until August 1979. He practiced law in Washington, D.C. from January 1980 through December 1982. From January 1983 until September 1992, he was a senior partner of the law firm Dewey Ballantine. He is a director of ADP, Inc., Authentic Fitness Corp., Kmart Corporation, New York Telephone Company, The Travelers Inc., and Warnaco. He is a trustee of New York University, The Twentieth Century Fund, The Urban Institute, and The American Ditchley Foundation, a governor of New York Hospital and Chairman of the Institute for Social and Economic Policy in the Middle East at Harvard University. He is the author of eight books and numerous articles.

     JOSEPH A.
 CALIFANO, JR., 62
Elected a Director
   June 4, 1981
                  Executive Vice President and Chief Administrative Officer
- -------------     Mr. Denomme joined the Corporation in September 1980 and was elected Vice President -- Corporate Strategic Planning in 1981, Executive Vice President -- Corporate Staff Group in February 1991, and Executive Vice President and Chief
   photo Administrative Officer in January 1993. On February 4, 1993 he was elected a Director of Chrysler. He is also a member of the Office of the Chairman. Prior to joining Chrysler, Mr. Denomme held a number of positions at Ford Motor Company, including
- -------------     Director, Marketing Policy and Strategy Office and Director,
                  Sales Operations Planning. He is Chairman of the Board of Trustees of the University of Detroit-Mercy and a member of the Board of the American Automobile Manufacturers Association.

     THOMAS G.
    DENOMME, 54
Elected a Director
 February 4, 1993
                  Chairman of the Board and Chief Executive Officer
- -------------     Mr. Eaton was elected Vice Chairman of the Board and Chief
                  Operating Officer of the Corporation, effective March 16, 1992, and he became Chairman of the Board and Chief Executive Officer on January 1, 1993. Prior to joining Chrysler, he
   photo          served as President of General Motors Europe since June 1988.
                  He was employed by General Motors Corporation from 1963 to 1992, and served that company in various executive capacities, including Vice President and Group Executive in charge of the
- -------------     GM Technical Staffs from May 1986 to June 1988, and Vice
                  President in charge of the Advanced Engineering Staff from May 1982 to May 1986. Mr. Eaton was elected to the National Academy of Engineering in 1989 and is a fellow of the Society of Automobile Engineers and the Engineering Society of Detroit. He is Secretary/Treasurer of the American Automobile Manufacturers Association and is a member of The Business Council and The Business Roundtable.

     ROBERT J.
     EATON, 54
Elected a Director
  March 16, 1992

                  Chairman and Chief Executive Officer, Earl G. Graves Ltd.
- --------------    Mr. Graves is Chairman and Chief Executive Officer of Earl G.
                  Graves Ltd., a multi-faceted communications company, and is the Publisher of BLACK ENTERPRISE magazine. Additionally, Mr. Graves serves as Chairman and Chief Executive Officer of Pepsi-Cola of Washington, D.C., L.P., a Pepsi-Cola bottling photo franchise. Moreover, Mr. Graves serves as a director of Aetna Life and Casualty Company, Rohm and Haas Corporation, the New York State Urban Development Corporation and New American Schools Development Corporation. Mr. Graves also is a trustee
- --------------    of Howard University and the American Museum of Natural
                  History and Planetarium. Mr. Graves is the Chairman of the Black Business Council and is a member of the Executive Committee of the Council on Competitiveness. Mr. Graves currently serves as the Vice President-Relationships/Marketing and is on the Executive Board of the National Office of the Boy Scouts of America.

      EARL G.
    GRAVES, 59
Elected a Director
   March 1, 1990
                  Chairman of the Board, President and Chief Executive Officer,
- ---------------   Northrop Corporation
                  Mr. Kresa earned three degrees in aeronautics and astronautics from Massachusetts Institute of Technology and from 1959 to 1968 he was associated with various scientific and defense photo oriented research organizations and government agencies. He joined Northrop Corporation, a diversified aerospace manufacturer, in 1975 as a Vice President and was manager of that company's Research and Technology Center. After several
- --------------    positions with increased responsibility in the company, Mr.
                  Kresa was elected President and Chief Operating Officer of Northrop on February 17, 1987, President and Chief Executive Officer of that company on January 1, 1990 and Chairman of the Board, President and Chief Executive Officer, effective September 19, 1990. Mr. Kresa is a member of the Massachusetts Institute of Technology Visiting Committee for the Department of Aeronautics and Astronautics, a Fellow of the American Institute of Aeronautics and Astronautics, serves on the Board of Governors of the Aerospace Industries Association, on the Board of Directors for the Los Angeles

                  World Affairs Council and the Atlantic Richfield Company, and is also a director of the John Tracy
                  Clinic for the hearing impaired.
       KENT
     KRESA, 56
Elected a Director
 November 30, 1989
                  Chairman Emeritus, Owens-Illinois, Inc.
- --------------    Mr. Lanigan joined Owens-Illinois, Inc., a manufacturer of packaging materials with interests in health care products and services and specialized financial services, in 1950 and has served that company in various executive capacities and as photo head of a number of divisions and operations. Mr. Lanigan was elected a Vice President of Owens-Illinois in 1968 and a director in 1974, and became President and Chief Operating Officer of Owens-Illinois in 1982. He served as President and
- --------------    Chief Executive Officer from January to April of 1984, as
                  Chairman of the Board and Chief Executive Officer from April 1984 through September 1990, as Chairman from October 1, 1990 to October 15, 1991, and was elected Chairman of the Finance Committee on October 15, 1991. Mr. Lanigan also serves as Chairman Emeritus of Owens-Illinois. He is a director of The Dun & Bradstreet Corporation, Sonat Inc., and Sonat Offshore Drilling Inc.

     ROBERT J.
    LANIGAN, 65
Elected a Director
   April 5, 1984

- --------------    President and Chief Operating Officer
                  Mr. Lutz joined the Chrysler group on June 3, 1986 when he was elected an Executive Vice President of Chrysler Motors Corporation, the then wholly owned automotive manufacturing and sales subsidiary which was merged into the Corporation on photo December 31, 1989. He was elected a director of the Corporation on June 12, 1986. Mr. Lutz served as President -- Operations of Chrysler Motors from January 1988 to November 1988 and as President -- Chrysler Motors from November 1988 to
- --------------    February 7, 1991 when he was elected President of Chrysler
                  Corporation. As of January 1, 1993, Mr. Lutz also serves as Chief Operating Officer and a member of the Office of the Chairman. He was employed by Ford Motor Company and its subsidiaries from 1974 to 1986, serving in several top executive positions. He was a member of the Ford Motor Company board of directors from 1982 to 1986. Prior to joining Ford Motor Company, Mr. Lutz was employed by General Motors Corporation in Europe and by Bayerische Motorenwerke (BMW) of Germany. He is a director of the National Association of Manufacturers, ASCOM, A.G. He is also a member of the Highway Users Federation for Safety and Mobility, and the Advisory Board for the University of California, Berkeley, School of Business Administration.

    ROBERT A.
    LUTZ, 62
Elected a Director
  June 12, 1986
                  Chairman of the Board, Safeway Inc.
- --------------    Mr. Magowan has been employed by Safeway Inc., a supermarket chain, since 1968 in various management positions, including Store, District, Retail Division and Regional Manager. He was elected a Vice President of the company in 1973. In 1976, he photo was placed in charge of the company's Canadian and overseas subsidiaries. He was elected a director of Safeway Inc. in 1979, and Chairman of the Board on January 1, 1980. He served
- --------------    as Chief Executive Officer from January 1, 1980 until May 1,
                  1993. He is a director of The Vons Companies, Inc. and Caterpillar Inc. He is also the President and Managing General Partner of the San Francisco Giants.

     PETER A.
    MAGOWAN, 51
Elected a Director
   May 14, 1986
                  Vice Chairman (Retired), The Boeing Company
- --------------    Mr. Stamper graduated from Georgia Institute of Technology and worked for General Motors Corporation for 14 years before joining The Boeing Company in 1962. In 1966, he was Vice President in charge of developing the 747 airplane. Mr.
    photo         Stamper was elected a director of The Boeing Company in 1972 and served as President from 1972 to 1985 and as Vice Chairman from 1985 to 1990. He is Chairman and CEO of Storytellers Ink Publishing Company. He is a director of Esterline Corporation,
- --------------    Nordstrom, Inc., Travelers Corporation and Whittaker
                  Corporation. He has served as a director of the Federal
                  Reserve Bank of San Francisco and on the National Advisory
                  Board of the Smithsonian Museum, and is Chairman of the Board of The Seattle Art Museum.

    MALCOLM T.
    STAMPER, 68
Elected a Director
   March 1, 1984

                  Chairman, President and Chief Executive Officer, BCE Inc.

                  Mr. Wilson received a Masters degree from Cornell University in 1967. He served as Deputy Minister, Ministry of Industry and Tourism, Government of Ontario, Canada from 1978 to 1981. He joined Redpath Industries Limited as President and Chief Executive Officer in 1981 and was elected Chairman of the Board of Redpath in 1988. Mr. Wilson served as Vice-Chairman of the Bank of Nova Scotia in 1989-90. Mr. Wilson served as a Director of BCE Inc., a telecommunications company, from May 1985 to September 1989 and has served in that capacity continuously since November 1990. He was elected President and Chief Operating Officer of BCE Inc. in 1990, President and Chief Executive Officer of that Company in 1992 and Chairman, President and Chief Executive Officer on April 1, 1993. Mr. Wilson is also Chairman of the Board of Montreal Trustco Inc. and a director of Chrysler Canada Ltd., Bell Canada International Inc., BCE Mobile Communications Inc., Bell


                  Canada, Northern Telecom Limited, Stelco Inc., Tate & Lyle PLC and the C.D. Howe Institute. He also serves as a Governor of the Olympic Trust of Canada, and of McGill University.
LYNTON R.

WILSON, 53

Elected a Director
   March 3, 1994

                            COMMITTEES OF THE BOARD

COMMITTEE MEMBERSHIP

     Messrs. Graves, Kresa, Lanigan, Magowan, Milliken and Wilson are members of the Audit Committee.

     Messrs. Eaton, de Grandpre, Lanigan, Magowan and Stamper are members of the Executive Committee.

     Ms. Affinito and Messrs. Allen, Antonini, Califano and Kresa are members of the Finance Committee.

     Messrs. Antonini, de Grandpre, Kresa and Stamper are members of the Incentive Compensation Committee, Stock Option Committee and Salary Committee.

     Messrs. Allen, de Grandpre, Lanigan and Stamper are members of the Nominating Committee.

     Ms. Affinito and Messrs. Califano, Graves, Milliken and Wilson are members of the Public Policy Committee.

     Upon retirement from the Board, effective at the time of the Annual Meeting of Stockholders, Messrs. de Grandpre and Milliken will cease to be members of the Committees on which they now serve.

AUDIT COMMITTEE

     The Audit Committee recommends to the Board of Directors for its nomination independent public accountants to audit the books, records and accounts of the Corporation, and reviews and approves the overall scope and adequacy of the independent and internal audit programs and the proposed form of the Corporation's consolidated financial statements. The Audit Committee also reviews the results, findings and recommendations of audits performed by the independent public accountants and the internal audit department, the system of internal accounting controls, the significant accounting policies of the Corporation as they apply to its consolidated financial statements, the audit fees to be paid to the independent public accountants and the nature of non-audit services performed by the independent public accountants. The Audit Committee held seven meetings in 1993.

NOMINATING COMMITTEE

     The Nominating Committee reviews the qualifications of potential candidates and recommends to the Board of Directors nominees for positions on the Board. The Nominating Committee held six meetings in 1993. A stockholder may recommend a person for nomination by giving notice thereof and providing certain required information, in writing, to the Secretary of the Corporation, so that it is received not less than 60 nor more than 90 days before the annual meeting, but if less than 70 days notice or public disclosure of the date of such meeting is given or made to stockholders, the notice of nomination must be received not later than the 10th day following the day such meeting notice was mailed or such public disclosure was made.

COMPENSATION COMMITTEES

     The Incentive Compensation Committee, Stock Option Committee and Salary Committee (collectively, the "Management Resources and Compensation Committees") meet jointly to review and approve the compensation of senior management of the Corporation, including the compensation of officers, and make reports and recommendations to the Board of Directors concerning compensation plans. In carrying out such responsibilities the Management Resources and Compensation Committees, among other things, fix salaries, award incentive compensation and grant stock options, all within the authority granted to them by the respective plans or by resolutions of the Board. The Management Resources and Compensation Committees held nine meetings in 1993.

                      DIRECTORS MEETINGS AND COMPENSATION

     The Board of Directors held fourteen meetings in 1993. Each director attended 75% or more of the total of all meetings held by the Board and the committees on which he or she served, except for Mr. Califano who attended 65% of all such meetings.

     The fees currently being paid to directors who are not officers of Chrysler Corporation or its subsidiaries are as follows: annual fee for serving as a director, $21,000; fee for each Board meeting attended, $500; fee for each other day of service, $2,000; annual fee for serving on a Board committee (Management Resources and Compensation Committees considered as one), $4,000; additional annual fee for serving as chairperson of a committee, $2,000; and fee for attending one or more committee meetings held on the same day, $500.


     Under the Chrysler Corporation 1991 Stock Compensation Plan (the "1991 Plan") approved by the stockholders, nonemployee directors receive options with related stock appreciation rights ("SARs") for 1,500 shares of Common Stock as of the date of their election or reelection as a director at any annual or special meeting of stockholders. The Corporation also provides business travel accident insurance coverage in the amount of $250,000 to each nonemployee director. In addition, the Corporation provides an annual retirement benefit payable for life to nonemployee directors with five or more years of service equal to one hundred percent of the annual retainer for directors in effect at the time of the individual's retirement from the Board. A director retiring from the Board with less than five years service receives an annual retirement benefit in the same amount, but only for a period equal to the time served as a director.


     Under the Chrysler Salaried Employees' Supplemental Savings Plan, nonemployee directors may elect in advance to defer all or a portion of the above fees and proceeds in connection with the exercise of options or SARs, whether payable in the form of cash or Common Stock. Such directors may self-direct assets in their deferral accounts among a variety of investments. Directors may receive payment of their deferred compensation in a lump sum or in annual installments not to exceed ten years.


     On June 11, 1992, the Corporation and Lee A. Iacocca entered into a two-year agreement, commencing upon his retirement as Chairman of the Board and Chief Executive Officer effective December 31, 1992, pursuant to which Mr. Iacocca is to be available to devote up to fifty percent of his time to perform consulting and other services at the Corporation's request through December 31, 1994. Under the agreement, as subsequently amended, Mr. Iacocca receives (a) $500,000 per year, (b) certain customary perquisites made available to the Corporation's executive officers, (c) use of an office facility, staff support and certain related services, and (d) access to Company aircraft in connection with his performance of consulting services and for personal use (subject to availability and certain restrictions) for which he will pay the amount established under applicable IRS guidelines. Pursuant to the agreement, Mr. Iacocca was nominated for election to the Corporation's Board of Directors in 1993. He served as a director and as Chairman of the Executive Committee of the Board without additional compensation until his resignation from the Board on September 2, 1993.

     The Chrysler Corporation Fund, a nonprofit charitable affiliate of the Corporation, authorized in 1993 a donation of $1 million, in Mr. Iacocca's honor, to the nonprofit Joslin Diabetes Foundation for diabetes research.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock beneficially owned, as that term is defined for proxy statement reporting purposes by the Securities and Exchange Commission (the "SEC"), by the directors and executive officers of the Corporation as of March 21, 1994 (unless otherwise noted):


                                               AMOUNT AND NATURE         NUMBER OF SHARES IN LEFT COLUMN
                                                 OF BENEFICIAL                WHICH MAY BE ACQUIRED
        NAME OF BENEFICIAL OWNER(1)             OWNERSHIP(2)(3)                 WITHIN 60 DAYS(4)
- --------------------------------------------   -----------------         -------------------------------
Lilyan H. Affinito..........................           8,566                            5,100
Robert E. Allen.............................           1,000                                0
Joseph E. Antonini..........................           7,630                            1,500
Joseph A. Califano, Jr......................          10,066                            6,600
Theodor R. Cunningham.......................         184,596                          163,029
A. Jean de Grandpre.........................          12,955                           10,650
Thomas G. Denomme...........................          31,559                           11,198
Robert J. Eaton.............................         235,909                          132,037
Earl G. Graves..............................           6,809                            4,650
Kent Kresa..................................           6,830                            4,650
Robert J. Lanigan...........................           7,607                            1,500
Robert A. Lutz..............................         412,013                          328,034
Peter A. Magowan............................          16,930                            1,500
William G. Milliken.........................           3,166                            1,500
Malcolm T. Stamper..........................           7,551                            1,500
Gary C. Valade..............................          51,217                           30,767
Lynton R. Wilson............................           1,500                                0
All Directors and Executive Officers,
  including those named above, as a Group...       1,816,352(5)(6)                  1,226,156(7)


- ---------------

(1) No director or executive officer is the beneficial owner of other equity securities of the Corporation or any of its subsidiaries. No director or executive officer beneficially owns more than 1.0% of the Common Stock outstanding.


(2) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the Common Stock beneficially owned by such person.

(3) Includes shares of Common Stock held as of December 31, 1993 by the trustee under the Chrysler Salaried Employees' Savings Plan and the Chrysler Dividend Reinvestment Plan.

(4) This column lists the number of shares which the directors and executive officers have the right to acquire within sixty days after March 21, 1994 through the exercise of stock options. The shares shown in this column are included in the Amount and Nature of Beneficial Ownership column.

(5) Includes 11,443 shares of Common Stock held by family members of executive officers, the beneficial ownership of which has been disclaimed by such officers in reports filed with the SEC.

(6) The number of shares shown constitutes 0.51% of the Common Stock outstanding.

(7) The number of shares shown constitutes 0.35% of the Common Stock outstanding.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning persons which to the knowledge of the Corporation beneficially own more than 5% of the Common Stock outstanding:


                                                                 NUMBER OF SHARES          PERCENT
                     NAME AND ADDRESS                           BENEFICIALLY OWNED         OF CLASS
- -----------------------------------------------------------     ------------------         --------
Kirk Kerkorian(1)..........................................          32,000,000               9.04%
Tracinda Corporation
4045 South Spencer Street
Suite A-57
Las Vegas, Nevada 89119


- ---------------
(1) The Corporation has been advised that Mr. Kerkorian and Tracinda Corporation, a Nevada corporation wholly-owned by Mr. Kerkorian, have sole voting and dispositive power over all of the shares.

                      CERTAIN MATTERS INVOLVING MANAGEMENT


     The Corporation entered into a three-year employment agreement with Mr. Eaton pursuant to which he was elected a director and Vice Chairman of the Board of the Corporation with the powers and duties of chief operating officer, effective March 16, 1992, and became Chairman of the Board with the powers and duties of chief executive officer, effective January 1, 1993. Under the agreement Mr. Eaton received in 1992 (a) commencing on the effective date of his election as Vice Chairman, a base salary of $62,500 per month, (b) payment of $59,295 to reimburse him for certain benefits forfeited in connection with his prior employment, (c) an option under the 1991 Plan to purchase 300,000 shares of Common Stock at $16.94 per share, the market value on the date of grant, and
(d) payment of an award made on March 16, 1992 under the Chrysler Corporation Long-Term Incentive Plan of 22,900 Performance Shares and awards under the 1991 Plan of an aggregate of 45,700 Performance Shares to be earned out by the attainment of certain corporate objectives over two performance cycles. Under the agreement, Mr. Eaton also receives benefits and perquisites for which an employee of the Corporation at his level is eligible. In the event of termination of his employment by the Corporation, other than for cause, at any time during or after the term of the employment agreement Mr. Eaton will receive a retirement benefit under the agreement of not less than $180,000 per year, less the aggregate of any annual retirement benefits he is entitled to receive under any pension or disability plans of the Corporation and of any previous employer.

                               ------------------

     The Corporation, in the ordinary course of business, purchased materials, supplies and services from approximately 16,600 suppliers throughout the world in 1993. Purchases were made from some concerns of which certain nonemployee directors are directors or officers. The Corporation does not consider the amounts involved in such transactions material in relation to its business and believes that such amounts are not material in relation to the businesses of such other corporations or the interests of the nonemployee directors involved.
                               ------------------

     Mr. Joseph E. Cappy, a Vice President of the Corporation, owns all of the stock of, and has made a loan of $1 million to, an automobile dealership which was granted a franchise by the Corporation to sell Chrysler products. Mr. Cappy has agreed with the Corporation to certain restrictions which preclude his involvement in the management and operation of the dealership.
                               ------------------

     A consolidated derivative lawsuit and purported class action is currently pending against the Corporation and certain of its directors in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware. The suit alleges that the directors breached their fiduciary duties to stockholders by amending, in 1990, Chrysler's Share Purchase Rights Plan in a manner designed to entrench themselves in office and to impair the right of stockholders to avail themselves of offers to purchase their shares by an acquiror not favored by management. The Complaint, as amended, also alleges injury to the Corporation as a direct result of violations of fiduciary duties by the individual defendants. The Corporation filed an Answer and Affirmative Defenses and a motion to dismiss the consolidated lawsuit. On July 27, 1992, the Court entered a memorandum opinion dismissing the complaint as to all claims for relief other than rescission of the Rights Plan amendment. The Corporation later filed a Motion for Reargument which was denied on August 11, 1992. The Corporation and the named directors are continuing with the defense of this matter.
                               ------------------


     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers, and persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange (the "NYSE"). Directors, executive officers, and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.


     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during 1993 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with except that the Corporation inadvertently caused each of Messrs. Joseph E. Cappy and Francois J. Castaing, Vice Presidents of the Corporation, who became employees of the Corporation upon its acquisition of American Motors Corporation (AMC) on August 5, 1987, to file one late report with respect to stock options granted to them by AMC and subsequently assumed by the Corporation. In the case of Mr. Cappy, one such option, and in the case of Mr. Castaing two such options, were not reported timely.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table discloses compensation awarded to, earned by, or paid during the three preceding fiscal years to the Corporation's Chief Executive Officer and its next four most highly compensated executive officers serving at the end of 1993 for all services rendered by them to the Corporation and its subsidiaries in all capacities in which they served.

                                                                                               LONG TERM
                                                                                             COMPENSATION
                                                                                         ---------------------
                                                                                          AWARDS
                                                   ANNUAL COMPENSATION(1)                --------     PAYOUTS
                                       ----------------------------------------------    SECURITIES  ---------
                                                                       OTHER ANNUAL      UNDERLYING    LTIP      ALL OTHER
                                               SALARY       BONUS      COMPENSATION      OPTIONS/     PAYOUTS   COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR      ($)         ($)         ($)(2)(3)       SARS (#)     ($)(4)     ($)(2)(5)
- -------------------------------------  ----    -------    ---------   ---------------    --------    ---------  ------------
Robert J. Eaton......................  1993    928,750    1,900,000       121,474        202,772     1,809,000     22,290
  Chairman of the Board and            1992    597,000      575,000        25,200        550,000       694,328     68,295
  Chief Executive Officer              1991      --          --           --               --           --         --
Robert A. Lutz.......................  1993    747,500    1,500,000        75,923         99,301     1,444,500     17,137
  President and                        1992    650,000      450,000        28,470         88,733       711,876     14,550
  Chief Operating Officer              1991    600,000            0       --             105,000        78,422     --
Thomas G. Denomme....................  1993    448,750      900,000        12,240         61,198       756,000     10,770
  Executive Vice President and         1992    348,333      275,000        14,310         50,452       339,771      8,360
  Chief Administrative Officer         1991    312,083            0       --              75,000        40,271     --
Theodor R. Cunningham................  1993    381,250      700,000        10,680         54,397       661,500      9,150
  Executive Vice President --          1992    325,833      225,000        11,940         48,632       265,952      7,820
  Sales & Marketing and                1991    278,750            0       --              70,000        31,086     --
  General Manager of Minivan
  Operations
Gary C. Valade.......................  1993    325,417      680,000         8,100         56,198       506,250      7,810
  Executive Vice President             1992    242,500      190,000         8,280         30,226       202,214      5,820
  and Chief Financial Officer          1991    195,000            0       --              60,000        16,956     --

- ---------------
(1) Compensation deferred at the election of an executive is included in the year earned.

(2) Under SEC rules, no disclosure is required with respect to Other Annual Compensation and All Other Compensation for 1991.

(3) The amounts in this column for 1993 are dividend equivalents paid in respect of awards of shares of Common Stock ("Performance Shares") under the 1991 Plan. The amount shown for Mr. Eaton for 1993 also includes a club initiation fee of $25,000, and other benefits and perquisites.

(4) LTIP payouts shown in this column for 1993 were in respect of the 1991-1993 performance cycle under the 1991 Plan and were based on the Corporation's performance in relation to improvements in vehicle quality.


(5) The amounts in this column for 1993 are matching contributions by the Corporation under its employee savings plans.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


     The following table provides information concerning stock options granted in 1993 to the named executive officers. No SARs were granted to executive officers in 1993.


                                                            INDIVIDUAL GRANTS
                                        ----------------------------------------------------------
                                         NUMBER OF
                                         SECURITIES    PERCENT OF TOTAL
                                         UNDERLYING      OPTIONS/SARS
                                        OPTIONS/SARS      GRANTED TO      EXERCISE OR                   GRANT DATE
                                          GRANTED        EMPLOYEES IN     BASE PRICE    EXPIRATION    PRESENT VALUE
                 NAME                    (#)(1)(2)       FISCAL YEAR        ($/SH)         DATE           ($)(3)
- --------------------------------------  ------------   ----------------   -----------   ----------   ----------------
Robert J. Eaton.......................     140,000           4.74%           46.25       07-07-03        2,010,400
                                            25,000            .85%           39.63       03-15-02          300,750
                                            17,037            .58%           43.13       03-15-02          227,444
                                             5,702            .19%           53.88       03-15-02           95,337
                                            15,033            .51%           53.88       06-10-02          251,352
Robert A. Lutz........................      75,000           2.54%           46.25       07-07-03        1,077,000
                                             6,252            .21%           44.07       06-12-01           85,965
                                             4,265            .14%           44.07       12-04-01           58,644
                                            13,784            .47%           44.07       06-10-02          189,530
Thomas G. Denomme.....................      50,000           1.69%           46.25       07-07-03          718,000
                                             3,847            .13%           44.07       06-12-01           52,896
                                             7,351            .25%           44.07       06-10-02          101,076
Theodor R. Cunningham.................      40,000           1.35%           46.25       07-07-03          574,400
                                             3,847            .13%           44.07       06-12-01           52,896
                                             3,199            .11%           44.07       12-04-01           43,986
                                             7,351            .25%           44.07       06-10-02          101,076
Gary C. Valade........................      46,000           1.56%           46.25       07-07-03          660,560
                                             1,903            .06%           39.63       11-06-01           22,893
                                             2,964            .10%           39.63       12-04-01           35,657
                                             1,573            .05%           53.88       06-12-01           26,301
                                             3,758            .13%           53.88       06-10-02           62,834

- ---------------
(1) All amounts shown represent the number of shares of Common Stock which may be acquired upon the exercise of stock options. Options for a total of 2,953,054 shares of Common Stock were granted to directors, officers and employees in fiscal 1993. Each option was granted at an exercise price of not less than 100% of fair market value of the Common Stock on the date the option was granted. An option must be exercised within ten years after the date of grant (or, if less, within five years after retirement) and is exercisable on and after the first anniversary of the grant to the extent of not more than 40% of the number of shares covered by the option, on and after the second anniversary of the grant to the extent of not more than 70% thereof, and on and after the third anniversary of the grant to the extent of 100% thereof. The exercise price may be paid in cash or by delivery of Common Stock. Tax withholding obligations related to exercise may be paid by a reduction in the number of shares received, subject to certain conditions. Under the 1991 Plan, if a named executive officer, while employed by the Corporation, surrenders shares of Common Stock owned by him for a minimum of six months in payment of the exercise price of an option, then, concurrent with such surrender, the officer, subject to the availability of shares and other restrictions, will be entitled to receive a new stock option (a "Reload Option") covering a number of shares of Common Stock equal to the number so surrendered. Under the 1991 Plan as currently administered, Reload Options may not be granted in connection with the exercise of a Reload Option. See also footnote 2 below.


     In the event of a Change in Control (as defined below), (i) all options and SARs will become fully exercisable and vested (provided that SARs held by executive officers and directors must, except in the event of death or disability, be held for at least six months prior to exercise), (ii) Limited Stock Appreciation Rights ("LSARs") will be exercisable during the 60-day period following the Change in Control (provided that LSARs held by executive officers and directors must, except in the event of death or disability, be held for at least six months prior to a Change in Control), and (iii) any participant terminated by the Corporation within two years immediately following a Change in Control will be permitted to exercise any option, SAR or LSAR for a period of three months after such termination or until the stated term thereof, whichever is shorter. Upon the exercise of a LSAR, the holder is entitled to receive an amount equal to (i) the Change in Control Stock Appreciation (as defined below) times (ii) the number of shares in respect of which such LSAR shall have been exercised.



     A Change in Control is deemed to have occurred if (i) any person becomes the owner of 20% or more of the combined voting power of the Corporation's then outstanding securities (unless the 20% threshold is crossed due to an acquisition of securities directly from the Corporation); (ii) during any two-year period the majority of the membership of the Board, subject to certain conditions, ceases for any reason to constitute a majority of the Board; (iii) the stockholders approve a merger of the Corporation with any other corporation (other than a merger which would result in the voting securities of the Corporation continuing to represent, in combination with voting securities held by any employee benefit plan of the Corporation, at least 80% of the combined voting power of the Corporation or the surviving entity outstanding immediately after such merger); or (iv) the stockholders approve a plan of complete liquidation of the Corporation or an agreement for the sale of substantially all its assets. The Change in Control Stock Appreciation to be received in settlement of LSARs with respect to any share of Common Stock will be an amount equal to the excess, if any, of (i) the higher of (x) the market value of such share on the date the LSAR is exercised or (y) the highest price paid, or its equivalent, for shares of Common Stock in the transaction constituting the Change in Control or, in the case of a Change in Control resulting from a change in the membership of the Board, the average of the closing price of the Common Stock for the 30-day period prior to such Board Change in Control, over (ii) the price specified in the LSAR on the date of grant or, in the case of a LSAR related to an option, the price specified in the related option.



(2) All but the first grant listed for each named executive officer are grants of Reload Options resulting from the exercise of an initial option containing a Reload Option feature. Each Reload Option was granted in connection with the exercise of an existing option by surrender of Common Stock then owned by the executive in payment of the exercise price of the existing option. Such Reload Option may be exercised (i) for the number of shares of Common Stock shown, (ii) at the fair market price of such shares on the date of such surrender, (iii) six months after the date of grant, and then only for the remaining term of the original option, and (iv) only while the fair market value of Common Stock is at least 25% higher than on the date of grant of the Reload Option.

(3) These values were determined under the Black-Scholes option pricing model based on the following assumptions: expected stock price volatility of 30%; interest rate based on the five year Treasury bond rate; exercise in the fifth year; and dividends of $.60 per share. No adjustments were made for nontransferability or risk of forfeiture. The Corporation's use of this model does not constitute an endorsement or an acknowledgment that such model can accurately determine the value of options or SARs. No assurance can be given that the actual value, if any, realized by an executive upon the exercise of these options will approximate the estimated values established by the Black-Scholes model.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information concerning stock option exercises in 1993 by the named executive officers and the value of their unexercised options at December 31, 1993. No named executive officer exercised SARs in 1993 and no such officer currently holds any SARs.

                                                                                               VALUE OF
                                                                NUMBER OF                     UNEXERCISED
                                                               UNEXERCISED                   IN-THE-MONEY
                               SHARES                        OPTIONS/SARS AT                OPTIONS/SARS AT
                            ACQUIRED ON      VALUE         FISCAL YEAR-END (#)           FISCAL YEAR-END($)(1)
                              EXERCISE     REALIZED    ---------------------------    ---------------------------
           NAME                 (#)           ($)      EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
- --------------------------  ------------   ---------   -----------   -------------    -----------   -------------
Robert J. Eaton...........     160,000     4,478,272       85,000        507,772        1,737,550     11,853,674
Robert A. Lutz............     226,000     5,965,435      303,733        175,801        9,549,893      3,537,873
Thomas G. Denomme.........     154,102     3,435,945       14,100        107,698          587,307      2,176,912
Theodor R. Cunningham.....      51,850     1,581,803      162,732         99,397        5,206,547      2,071,954
Gary C. Valade............      55,101     1,495,481       30,767         84,331          986,405      1,565,780

- ---------------

(1) The mean of the high and low price of a share of Common Stock on the NYSE was $53.50 on December 31, 1993.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table provides information concerning the number of shares of Common Stock awarded in 1993 to the named executive officers which they may receive in the future depending on the extent to which long-term corporate goals are achieved.

                                                        PERFORMANCE     ESTIMATED FUTURE PAYOUTS UNDER
                                                          OR OTHER       NON-STOCK PRICE BASED PLANS
                                           NUMBER OF    PERIOD UNTIL    ------------------------------
                                            SHARES       MATURATION     THRESHOLD    TARGET    MAXIMUM
                  NAME                      (#)(1)      OR PAYOUT(2)       (#)        (#)        (#)
- ----------------------------------------   ---------    ------------    ---------    ------    -------
Robert J. Eaton.........................     11,100         3 yrs          5,550     11,100    13,875
Robert A. Lutz..........................      7,100         3 yrs          3,550      7,100     8,875
Thomas G. Denomme.......................      4,300         3 yrs          2,150      4,300     5,375
Theodor R. Cunningham...................      3,400         3 yrs          1,700      3,400     4,250
Gary C. Valade..........................      3,400         3 yrs          1,700      3,400     4,250

- ---------------

(1) These awards reflect the number of Performance Shares payable to each of the named executive officers under the 1991 Plan at the end of the 1993-1995 performance cycle upon achievement of the corporate goal established for that cycle. Under the 1991 Plan, a target award (expressed as a percentage of salary) is established for each such officer. Each may earn nothing, or a number of Performance Shares ranging from a set minimum to a maximum of 125% of the target award, based on the Corporation's performance in relation to improvements in vehicle quality, the performance goal established for such cycle. During such cycle, each of the named executive officers is entitled to receive amounts equal to the cash dividends that would have been paid to him if one share of Common Stock for every Performance Share awarded to him had been issued to him at the time of such dividend.



(2) In the event of a Change in Control (as defined above in footnote 1 to the Option/SAR Grants in Last Fiscal Year table) the performance objectives applicable to any award of Performance Shares under the 1991 Plan will be deemed attained, any other restrictions applicable to such shares will be waived and such shares will be deemed fully vested.

                               PENSION PLAN TABLE

     The Corporation's executive officers receive contributory and non-contributory benefits based on years of credited service and salary under the tax-qualified Chrysler Salaried Employees' Retirement Plan (the "Retirement Plan"). Any portion of such benefits not payable under the Retirement Plan due to limitations imposed by the Internal Revenue Code of 1986 on tax-qualified plans are payable under the nonqualified Chrysler Supplemental Executive Retirement Plan (the "Supplemental Plan"). The following table shows the aggregate annual benefits (including 50% of estimated primary Social Security benefits), based on years of credited service and salary, that would be payable under the Retirement Plan and the Supplemental Plan to executive officers currently retiring at age 65, assuming their full and continuous participation in the contributory parts of such Plans after age 35.

                                                   ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED(2)
ASSUMED FINAL AVERAGE                     --------------------------------------------------------------------
  ANNUAL SALARY(1)                           10          15          20          25          30          35
- ---------------------                     --------    --------    --------    --------    --------    --------
    $ 100,000..........................     22,500      33,750      45,000      55,000      62,000      62,000
       200,000.........................     45,000      67,500      90,000     110,000     124,000     124,000
       300,000.........................     67,500     101,250     135,000     165,000     186,000     186,000
       400,000.........................     90,000     135,000     180,000     220,000     248,000     248,000
       500,000.........................    112,500     168,750     225,000     275,000     310,000     310,000
       600,000.........................    135,000     202,500     270,000     330,000     372,000     372,000
       700,000.........................    157,500     236,250     315,000     385,000     434,000     434,000
       800,000.........................    180,000     270,000     360,000     440,000     496,000     496,000
       900,000.........................    202,500     303,750     405,000     495,000     558,000     558,000
     1,000,000.........................    225,000     337,500     450,000     550,000     620,000     620,000
     1,100,000.........................    247,500     371,250     495,000     605,000     682,000     682,000

- ---------------
(1) Salary averaged over the consecutive five-year period during which salary was highest in the 15 years immediately preceding retirement. The salaries for each of the Corporation's five highest paid executive officers in 1993 are set forth for each of the last three years in the Summary Compensation Table.

(2) Except for primary Social Security benefits, annual benefits are payable for the lifetime of the retiree with a guaranteed payment period of 10 years. If expressed as straight life annuity amounts the annual benefits would be higher in amounts varying from approximately 5% to 8%.

     As of March 21, 1994, the executives named in the Summary Compensation Table have accrued the following years of credited service under the Retirement Plan and the Supplemental Plan: Mr. Eaton, 7 1/12 years, consisting of 2 1/12 years of service under the Retirement Plan and the remainder as additional years of credited service under the Supplemental Plan pursuant to his employment agreement with the Corporation; Mr. Lutz, 12 10/12 years, consisting of 7 10/12 years of service under the Retirement Plan and the remainder as additional years of credited service granted by the Corporation under the Supplemental Plan; Mr. Denomme,

13 7/12 years of service under the Retirement Plan; Mr. Cunningham, 12 8/12 years of service under the Retirement Plan; and Mr. Valade, 16 5/12 years of service under the Retirement Plan.


     In addition to providing a portion of the benefits based on years of credited service and salary reflected in the above Pension Plan Table, the Supplemental Plan provides other retirement benefits based on a percentage of incentive compensation paid to executives under the Chrysler Corporation Incentive Compensation Plan (the "Incentive Compensation Plan"), the Long-Term Incentive Plan and the 1991 Plan. The estimated annual supplemental retirement benefits to be provided under the Supplemental Plan to the executive officers named in the Summary Compensation Table, based on such incentive compensation, are as follows: Mr. Eaton, $527,000; Mr. Lutz, $267,800; Mr. Denomme, $313,800; Mr. Cunningham, $406,600; and Mr. Valade, $277,300. The estimated amounts were computed based on the following assumptions regarding future benefit accruals:
(a) annual base salary increases of 6%; (b) a 2% factor (maximum factor is 6%) applied to incentive compensation under the Incentive Compensation Plan, the 1991 Plan and the Long-Term Incentive Plan; (c) total annual incentive compensation under the Incentive Compensation Plan, the 1991 Plan and the Long-Term Incentive Plan equal to 120% of annual base salary; and (d) retirement at age 65.

                               ------------------

     The Report on Executive Compensation and the Performance Graph which follow shall not be deemed to be incorporated by reference into any filing made by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Corporation incorporates such report and graph by specific reference.

                        REPORT ON EXECUTIVE COMPENSATION

     The Management Resources and Compensation Committees of the Board of Directors (consisting of the Incentive Compensation Committee, the Stock Option Committee and the Salary Committee) submit the following report to stockholders on the compensation policies applicable to the Corporation's executive officers with respect to compensation reported for the year ended December 31, 1993. The Management Resources and Compensation Committees consist entirely of nonemployee directors.

                            COMPENSATION PHILOSOPHY

     The Committees believe that the Corporation's compensation program is a critical part of the effective management of its key executives. In conjunction with other sound management practices, Chrysler maintains a compensation program that rewards senior management behavior which builds the long-term value of the Corporation. The program is designed to:

     - Maintain a strong relationship between performance and rewards;

     - Establish consistent decision-making processes and rules of conduct;

     - Clearly communicate the pay program and its link to performance;

     - Actively encourage stock ownership;

     - Establish a comparative framework of companies for pay/performance analysis; and

     - Balance all compensation elements to create a total pay program based on aggressive performance objectives.


     The Committees believe that a significant portion of executive compensation should be linked to the achievement of corporate objectives and increases in share value in order to closely align the interests of the Corporation's executive officers with those of its stockholders. The Corporation intends to qualify its current performance based compensation plans for deductibility under
Section 162(m) of the Internal Revenue Code with respect to taxable years beginning after 1993.


                         EXECUTIVE COMPENSATION PROGRAM

     In addition to base salary, the Corporation's executive compensation program in 1993 included incentive compensation in the form of annual bonuses (short-term incentives), awards of Chrysler Common Stock paid at the end of three-year performance cycles (medium-term incentives), and grants of stock options exercisable over ten years (long-term incentives). The total amount of compensation paid to executives was determined with reference to a peer group of fifteen Fortune 500 companies which included the Corporation's two principal domestic competitors. Companies were selected on the basis of, among other things, their market capitalization, percentage of revenues derived from the sale of durable goods, use of benchmarking as a management tool, selection by Fortune magazine as one of its "Most Admired" companies, and selection for similar comparative purposes by General Motors Corporation or Ford Motor Company. The Committees believe that the various compensation programs within the peer group fairly represent the types and levels of compensation the Corporation must be prepared to provide in order to attract and retain qualified executives. Although peer group compensation data for 1993 is not yet available, the Committees expect that on average the base salaries of the Corporation's executive officers will fall slightly below the 50th percentile of the peer group, while the total of all incentive compensation is expected to fall near the 90th percentile of such compensation within the peer group.

BASE SALARY

     The Committees establish base salaries for executive officers annually in relation to average base salaries paid within the peer group. In general, base salaries were set at levels somewhat below peer group averages, with performance-based incentive compensation providing an opportunity for above-market total compensation. Base salaries for executive officers were adjusted last year to reflect the increased average salary levels within the peer group and, in certain instances, the increased responsibilities undertaken by the officer. Notwithstanding such adjustments, the base salaries established for executive officers in 1993 in general are expected to be somewhat below peer group averages as determined by an independent consulting firm engaged to assist the Committees.

ANNUAL BONUS

     The Corporation pays annual bonuses based on the level of attainment by the Corporation of annual performance goals established by the Committees and in accordance with the formula previously approved by the stockholders by resolution (the Stockholders' Resolution). The formula limits the amount that may be provided pursuant to the Stockholders' Resolution in any year to 8% of the amount by which consolidated net earnings exceed $.4444 per share of Chrysler Common Stock. Approximately 74% of the amount permitted to be set aside for incentive compensation under the Stockholders' Resolution was paid out in bonuses in respect of 1993 performance.

     The Corporation surpassed the targets set for each of the performance goals established for 1993, and paid bonuses to approximately 1,900 executives (including executive officers). Bonuses were determined by multiplying the target bonus (a percentage of base salary) established by the Committees for a given executive by the corporate performance level of 125%. Bonuses were adjusted, if appropriate, based on individual performances. Approximately 35% of the bonuses paid to the named executive officers reflect the Committee's recognition of their individual performances. The performance goals and their respective weightings were: vehicle quality improvements -- the reduction in model year repair conditions per 100 retail vehicles sold (C's/100) as determined by the number of actual warranty repairs made by Chrysler dealers under the Corporation's 12 month/12,000 mile warranty (40%); pre-tax earnings -- based on audited financial statements (20%); customer satisfaction -- determined by customer surveys taken 12 months from the date of vehicle purchase to measure the probability that a customer will purchase another vehicle (20%); and market share -- U.S. and Canadian combined retail and fleet car and truck market share based on information published by the American Automobile Manufacturers Association and Ward's Automotive Reports (20%). Vehicle quality was weighted more heavily than the other performance goals in recognition of its critical importance in achieving the Corporation's goal of becoming the premier auto company in North America.

PERFORMANCE SHARES


     The Committees each year establish a performance cycle of between two and five years and performance goals for that cycle based on long-term corporate objectives. At the commencement of a performance cycle, the Committee awards each eligible executive (officers and a limited number of senior executives) the number of performance stock units in the form of Performance Shares that would be deliverable to each of them at the end of the cycle if the performance goals for that cycle are achieved. The number of Performance Shares awarded at the beginning of a cycle is determined by dividing an amount (expressed as a percentage -not in excess of 80%-of the executive's base salary, or the average base salary or midpoint of the salary range of a class of employees, at the time of the award) by the then fair market price of Chrysler Common Stock, without regard to any dividend equivalents that may be paid in connection with such Performance Shares during the cycle. (The Committees believe that the disclosure of the exact percentage applicable to the named executive officers in 1993 would have an adverse competitive effect on the Corporation's ability to attract and retain qualified executives.) At the end of each cycle, participants may earn nothing, or a number of Performance Shares ranging from a set minimum to a maximum of 125% of the target award for that cycle, as determined by the Committee based on the Corporation's performance in relation to the performance goals. Performance Shares were awarded under the performance stock unit provisions of the Chrysler Corporation 1991 Stock Compensation Plan (the "1991 Plan") to 90 executives in 1993 for the 1993-1995 performance cycle, and are to be earned out based upon the level of achievement of vehicle quality improvements, the corporate goal established for that cycle. Performance Share awards for the 1991-1993 performance cycle were paid at a corporate performance level of 125% based on improvements in vehicle quality during the cycle as determined from warranty claims data.


STOCK OPTIONS


     The Corporation grants stock options and other stock-related incentives under the 1991 Plan adopted by the Board of Directors and approved by the stockholders. The 1991 Plan is intended to provide long-term incentives the ultimate value of which is determined by increases in the price of Chrysler's Common Stock.


     The 1991 Plan provides for the award of stock options, reload stock options, stock appreciation rights, limited stock appreciation rights, restricted stock units and performance stock units. (No restricted stock units have been awarded under the 1991 Plan and stock appreciation rights previously granted in tandem with stock options were relinquished in 1992 by employees.) Under the 1991 Plan no stock option can be granted at an exercise price of less than 100% of fair market value on the day the option is granted. Each option must be exercised within ten years after the date of grant, and is exercisable on and after the first anniversary of the grant to the extent of not more than 40% of the number of shares covered by the option, on and after the second anniversary of the grant to the extent of not more than 70% thereof, and on and after the third anniversary of the grant to the extent of 100% thereof.

     Stock options were granted in 1993 to 1,695 officers and executives in amounts which were, in the judgment of the Stock Option Committee, directly related to the level of responsibility of the grantees as compared with their peer group counterparts. The number of options granted to a named executive officer was established after determining that the projected value of such options (as derived from the Black Scholes option pricing model) would rank near the 75th percentile of the projected value of options granted to his peer group counterparts.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Chrysler Supplemental Executive Retirement Plan provides, among other things, for annual supplemental retirement benefits to officers and senior executives equal to a percentage (not to exceed 6%), determined each year by the Incentive Compensation Committee, of their respective annual bonus and Performance Share awards. Annual retirement benefits based on awards paid for the period ended December 31, 1993, will be paid at the rate of 6% of such awards.

                      CHIEF EXECUTIVE OFFICER COMPENSATION


     Mr. Eaton became Chairman of the Board and Chief Executive Officer on January 1, 1993, and has played a key role in implementing the Corporation's strategic plan. Under Mr. Eaton's leadership as Chief Executive Officer, the Corporation in 1993 maintained an ambitious product development and facility modernization program, improved vehicle quality and customer satisfaction, reduced costs and significantly strengthened its financial position. In 1993, the Corporation sold nearly 2.3 million vehicles at retail in the United States and Canada, a 19% increase over 1992. The Corporation also successfully launched its award-winning Dodge Ram pickup and Dodge/Plymouth Neon, and its Chrysler New Yorker and LHS sedans.



     In addition, Mr. Eaton, as Chairman of the Board, initiated several significant corporate governance actions last year, including adopting a By-Law amendment requiring that the majority of directors serving on the Board be independent directors and structuring Board meetings to provide independent directors the opportunity to meet separately to consider matters affecting the Corporation and subsequently share those considerations with Mr. Eaton.


     In establishing each of the components of Mr. Eaton's compensation for 1993, the Committees relied on information developed with the assistance of an independent executive compensation consulting firm. The Committees determined that equity-based incentive compensation should constitute a significant portion of Mr. Eaton's total compensation so that the value ultimately realized by Mr. Eaton would depend directly on the long-term performance of the Corporation and would be commensurate with the value realized by stockholders.

     Mr. Eaton's base salary was increased in 1993 to reflect his appointment as Chairman of the Board and Chief Executive Officer, as well as the increased salary levels among his peer group counterparts. Consistent with the Corporation's salary policy, following such adjustment Mr. Eaton's base salary fell slightly below the 50th percentile for that group.

     Mr. Eaton received an annual bonus based on a corporate performance level of 125% and an individual target bonus (as described above). Approximately 37% of such bonus reflects the Committee's recognition of his individual performance. Mr. Eaton also earned 33,500 Performance Shares with respect to the 1991-1993 performance cycle based on a corporate performance level of 125%. In addition, Mr. Eaton was awarded 11,100 Performance Shares to be earned over the 1993-1995 performance cycle. The number of Performance Shares awarded was determined by dividing an amount equal to a certain percentage (established by the Committees) of his base salary by the market price of Chrysler Common Stock. The Committees also granted to Mr. Eaton options to purchase 140,000 shares of Chrysler Common Stock after determining that the projected value of such options (as derived from the Black Scholes option pricing model) to Mr. Eaton would rank near the 75th percentile of the projected value of options granted to his peer group counterparts.

     The Corporation reported record pre-tax earnings for 1993 of $3.8 billion and record total sales and revenues for 1993 of $43.6 billion, and increased the dividend to stockholders. In addition, the price of Chrysler Common Stock increased by over 85% during 1993 from $31 3/4 per share to a high of $58 3/8 per share.

The cumulative total shareholder return on Chrysler Common Stock for the last five years, as shown in the performance graph accompanying this Report, was 161%.


                                   CONCLUSION


     Under the Corporation's executive compensation program, the total compensation ultimately attainable by executive officers depends to a significant degree on consistent achievement of corporate objectives established by the Management Resources and Compensation Committees to enhance stockholder value. For example, in excess of 89% of the total compensation (excluding option grants) paid in 1993 under this program to the executive officers named in the Summary Compensation Table is directly related to the achievement of corporate performance objectives, including profitability. Including option grants valued under the Black-Scholes option pricing model, in excess of 91% of such compensation consists of elements the ultimate realizable value of which is based on achievement of such objectives and increases in share price.


                                          MANAGEMENT RESOURCES AND
                                            COMPENSATION COMMITTEES

                                          A. Jean de Grandpre, Chairperson
                                          Joseph E. Antonini
                                          Kent Kresa
                                          Malcolm T. Stamper

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on Chrysler Common Stock over the five preceding fiscal years with the cumulative total shareholder return on the common stock of each of General Motors Corporation and Ford Motor Company and the return on the Standard & Poor's 500 Stock Index, assuming an investment of $100 in each of the above at their closing prices on December 31, 1988 and reinvestment of dividends. The performance shown in the graph is not necessarily indicative of future performance.

      Measurement Period         Chrysler     Ford Motor     General Motors         S&P 500
    (Fiscal Year Covered)      Corporation      Company       Corporation            Index
1988                               100             100             100              100
1989                                78              92             108              132
1990                                57              61              95              128
1991                                55              68              83              166
1992                               155             108              96              179
1993                               261             168             167              197

                                   ITEM NO. 2

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     The Board of Directors recommends that the stockholders appoint the firm of Deloitte & Touche as independent public accountants to audit the books, records and accounts of the Corporation for the year 1994. The firm has audited the Corporation's books annually since 1947. It has offices or associates convenient to most of the Corporation's facilities and the Board of Directors considers the firm to be well qualified.


     Total fees paid by the Corporation and its subsidiaries for professional services by Deloitte & Touche in 1993 were approximately $12.4 million.

     Representatives of Deloitte & Touche expect to attend the meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by stockholders.

     YOUR DIRECTORS RECOMMEND A VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS, RECORDS AND ACCOUNTS OF THE CORPORATION FOR THE YEAR 1994, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   ITEM NO. 3

                          BOARD OF DIRECTORS PROPOSAL
               TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE
                            AUTHORIZED COMMON STOCK

     Chrysler Corporation's Certificate of Incorporation presently authorizes the issuance of 520,000,000 shares of stock, consisting of 20,000,000 shares of Preferred Stock, par value $1.00 per share, and 500,000,000 shares of Common Stock, par value $1.00 per share. As of December 31, 1993, there were 1,725,000 shares of Preferred Stock issued and outstanding, each share represented by ten depositary shares held by institutional investors. As of that date, 363,989,766 shares of Common Stock were issued (of which 353,629,434 shares were outstanding and 10,360,332 shares were held in the Corporation's treasury) and 86,477,590 shares were reserved for issuance under the Corporation's compensation plans or upon conversion of preferred stock, leaving a balance of 49,532,644 authorized, unissued and unreserved shares of Common Stock.


     Because of the limited number of shares of Common Stock available to be issued, the Board of Directors has declared it advisable that the Certificate of Incorporation of Chrysler Corporation, as amended, be further amended, subject to approval by the stockholders, to increase the authorized Common Stock from 500,000,000 to 1,000,000,000 shares. The Board recommends that the stockholders approve the amendment of the first paragraph of Article IV of the Corporation's Certificate of Incorporation so that, as amended, it shall read as follows:

          "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,020,000,000 shares, consisting of 20,000,000 shares of Preferred Stock, par value $1.00 per share, and 1,000,000,000 shares of Common Stock, par value $1.00 per share."

     The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. If the proposed amendment is approved by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the General Corporation Law of Delaware.


     Although the Corporation has no present plans, agreements, or understandings regarding the issuance of the proposed additional shares, the Board of Directors believes that adoption of the amendment is advisable because it will provide the Corporation with greater flexibility in connection with possible future financing transactions, acquisitions of other companies or business properties, stock dividends or splits, employee benefit plans, and other proper corporate purposes. Moreover, having such additional authorized shares available will give the Corporation the ability to issue shares without the expense and delay of a special meeting of stockholders. Such a delay might deprive the Corporation of the flexibility the Board views as important in facilitating the effective use of the Corporation's shares. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.


     Since the issuance of additional shares of Common Stock, other than on a pro rata basis to all current stockholders, would dilute the ownership interest of a person seeking to obtain control of the Corporation, such issuance could be used to discourage a change in control of the Corporation by making it more difficult or costly. The Corporation is not aware of anyone seeking to accumulate Common Stock or obtain control of the Corporation, and has no present intention to use the additional authorized shares to deter a change in control.


     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is needed to approve the proposed amendment of the Corporation's Certificate of Incorporation. Shares of Common Stock held by the Corporation as treasury shares cannot be voted.


     YOUR DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL TO AMEND THE CORPORATION'S CERTIFICATE OF INCORPORATION, AS SET FORTH ABOVE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   ITEM NO. 4

               BOARD OF DIRECTORS PROPOSAL REGARDING AMENDMENT OF
             THE CHRYSLER CORPORATION 1991 STOCK COMPENSATION PLAN
                         AND A RELATED PERFORMANCE PLAN

GENERAL


     The Chrysler Corporation 1991 Stock Compensation Plan (the "1991 Plan"), approved by the stockholders in 1991, provides for stock options and other stock related incentives in order to attract and retain executives with the ability to achieve the corporate objectives necessary to increase stockholder value. Such incentives encourage the holder to manage the Corporation's business in the best interest of stockholders by creating an identity of interest with the stockholders. The Board of Directors has amended the 1991 Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance by 17 million shares and to preserve the Corporation's federal income tax deduction with respect to certain performance based compensation payable in future years.


INCREASE SHARE AUTHORIZATION


     In order to maximize the incentive effect of the 1991 Plan, the Stock Option Committee (a committee of nonemployee directors) increased the number of employees eligible for awards and the size of awards beyond the levels contemplated at the time the 1991 Plan was adopted. Moreover, employees have been encouraged to exercise their options and acquire Common Stock through the use of Reload Options. As a result, the number of shares available for future grants under the 1991 Plan (approximately 760,000 shares of the 11 million initially authorized) will not be sufficient to carry out the 1991 Plan's purposes beyond the near term, and therefore the Board recommends that the stockholders approve the amendment to authorize the issuance of an additional 17 million shares (approximately 4.8% of all shares currently outstanding) under the 1991 Plan.



OMNIBUS BUDGET RECONCILIATION ACT OF 1993



     In addition, the amendment also revises the 1991 Plan in order to preserve the Corporation's federal income tax deduction for compensation that may be earned under the 1991 Plan in 1994 and future years, in accordance with the requirements of the Omnibus Budget Reconciliation Act of 1993 ("OBRA"). Under OBRA, a publicly held corporation will no longer be entitled to a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and each of the next four most highly compensated executives employed on the last day of the relevant fiscal year. One exception to this general rule is for "qualified performance-based compensation." Such performance-based compensation is compensation payable solely upon the attainment of one or more performance objectives, as established by a committee of independent directors, which are based on one or more performance goals the material terms of which have been disclosed to, and approved by, the stockholders.

     Accordingly, in order to preserve the Corporation's federal income tax deduction with respect to performance based compensation paid to the affected employees in future years, the Board of Directors has amended, subject to stockholder approval, the 1991 Plan and the terms and conditions of the performance stock unit provisions thereunder (such terms and conditions are hereinafter referred to as the "Long-Term Performance Plan") to:


          (i) identify more specifically the class of employees eligible to participate in the 1991 Plan as officers and other key salaried employees of the Corporation, its subsidiaries and related entities, and former officers and salaried employees with respect to Reload Options related to stock options granted to such individuals while they were employees;


          (ii) establish a limit of ten percent of the total number of shares approved by the stockholders for distribution under the 1991 Plan on the aggregate number of shares with respect to which stock options, Reload Options, stock appreciation rights, limited stock appreciation rights and performance stock units may be granted to any employee during the five fiscal years beginning January 1, 1994 and ending December 31, 1998 (as such number may be adjusted for future increases in the number of shares reserved and available for issuance under the 1991 Plan and for changes in corporate structure or capitalization affecting Common Stock);


          (iii) provide that the corporate performance goals applicable to the Long-Term Performance Plan shall be established with respect to one or more of the following: quality, customer satisfaction, profitability, net margin as a percentage of revenue, return on sales, return on capital, breakeven, productivity, and/or debt to capitalization; and


          (iv) provide that (a) the maximum amount payable to an employee in Performance Shares upon achievement of the corporate performance goal(s) applicable to a given performance cycle (including outstanding cycles) under the Long-Term Performance Plan, shall be determined by multiplying
     (x) the number of Performance Shares awarded at the beginning of the cycle by (y) the actual performance level (not to exceed 125%) attained at the end of the cycle, and (b) the number of Performance Shares awarded at the beginning of a cycle shall be determined by dividing an amount (expressed as a percentage -- not to exceed 80% -- of the employee's base salary, or the average base salary or midpoint of the salary range of a class of employees, at the time of the award) by the then fair market price of Common Stock.



     Under the 1991 Plan, as amended, the Board of Directors will retain the authority to amend, alter or discontinue such Plan. Moreover, the Corporation will not be precluded from granting awards under, or paying compensation outside the parameters of, the 1991 Plan, as amended, including, without limitation, base salaries, awards under any other plan of the Corporation or its subsidiaries (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Internal Revenue Code or otherwise, should the

Board or any committee thereof, whichever is applicable, determine that such action is in the best interests of the Corporation and its stockholders.

PLAN DESCRIPTION

     GENERAL. The 1991 Plan provides for the award of stock options, including, as described below, Reload Options, stock appreciation rights ("SARs"), limited stock appreciation rights ("LSARs"), restricted stock units ("Restricted Stock Units") and performance stock units ("Performance Stock Units") to employees, and for the automatic grant of stock options (and related SARs and LSARs) to nonemployee directors of the Corporation. No awards may be granted on or after May 15, 2001, except that Reload Options may be granted on or after such date, provided that no Reload Option shall be exercisable later than the date on which an option granted prior to May 15, 2001 could be exercised. The Stock Option Committee (a committee of directors none of whom are employees of the Corporation) determines the persons to receive awards under the Plan and the number of shares to be subject to each award.

     Shares of stock which are attributable to options (including Reload Options) and SARs which expire or are otherwise terminated, cancelled or surrendered without being exercised, or which are attributable to awards of Restricted Stock Units or Performance Stock Units which expire or are otherwise terminated or cancelled, will be available for issuance in connection with future grants or awards under the Plan.

     Approximately 1,700 executives, including the named executive officers, were eligible to participate in the 1991 Plan and approximately 90 executives were eligible to participate in the Long-Term Performance Plan in 1993, and would continue to be eligible under those Plans, as proposed to be amended. If the 1991 Plan and the Long-Term Performance Plan, as proposed to be amended, had been in effect with respect to fiscal year 1993, the number of options granted and Performance Shares awarded in 1993 would have been unchanged.

     STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS. Options granted under the 1991 Plan may be either incentive stock options or nonqualified stock options. No stock option can be granted at an exercise price of less than 100% of fair market value on the day the stock option is granted.


     An option must be exercised within ten years after the date of grant (or, if less, within five years after retirement) and is exercisable on and after the first anniversary of the grant to the extent of not more than 40% of the number of shares covered by the option, on and after the second anniversary of the grant to the extent of not more than 70% thereof, and on and after the third anniversary of the grant to the extent of 100% thereof. The exercise price may be paid in cash or by delivery of Common Stock. Tax withholding obligations related to exercise may be paid by a reduction in the number of shares received, subject to certain conditions. If an option holder, while employed by the Corporation, surrenders shares of Common Stock owned by him or her for a minimum of six months in payment of the exercise price of an option, then, concurrent with such surrender, the option holder, subject to the availability of shares and other restrictions, will be entitled to receive a new stock option (a Reload Option) covering a number of shares of Common Stock equal to the number so surrendered. Under the 1991 Plan as currently administered, Reload Options may not be granted in connection with the exercise of a Reload Option. A Reload Option may be exercised (i) at the fair market price of such shares on the date of such surrender, (ii) six months after the date of grant, and then only for the remaining term of the original option, and
(iii) only while the fair market value of Common Stock is at least 25% higher than on the date of grant of the Reload Option.


     Stock options granted under the 1991 Plan are not transferable except by will or the laws of descent and distribution and may be exercised only by the option holder during his or her lifetime. If the employment of an option holder terminates by reason of permanent total disability, retirement, or at or after age 55 under circumstances which the Stock Option Committee deems equivalent to retirement, the option is exercisable for five years (or such shorter period as the Stock Option Committee determines) after such a termination of employment, but not beyond the term of the option, to the same extent it could be exercised if the option holder had continued to be employed (or to such greater or lesser extent as the Stock Option Committee may determine). If the employment of an option holder is terminated under mutually satisfactory circumstances, the Stock Option Committee, in its discretion, may grant to the option holder a period of one year (or such shorter period as the Stock Option Committee determines) from the date of termination, but not beyond the term of the option, to exercise the option to the same extent the option holder could if he or she had continued to be employed (or to such greater or lesser extent as the Stock Option Committee may determine). If an option holder dies while still employed or within the five-year or one-year periods referred to above, the legal representative of the option holder may exercise the option within one year (or such shorter period as the Stock Option Committee may determine) of the date of the holder's death, but not beyond the term of the option, to the same extent the option holder could if he or she had continued to be employed (or to such greater or lesser extent as the Stock Option Committee may determine).


     The 1991 Plan also authorizes the Stock Option Committee to grant SARs, LSARs or both to participants. Each SAR or LSAR may relate to and be associated with a specific option or may be freestanding. In the case of a SAR or LSAR that is related to an option, such SAR or LSAR may be granted either at the time of grant of such option or, if related to a nonqualified stock option, at any time thereafter. A SAR related to an option is exercisable only to the extent the related option is exercisable. A LSAR is exercisable only during the 60-day period following a Change in Control (as defined below) of the Corporation. A SAR or LSAR is not exercisable by a director or executive officer during the first six months of the term of such SAR or LSAR except that this limitation does not apply in the event of the death or disability of the director or executive officer prior to the expiration of the six-month period. Upon the exercise of a SAR, the holder is entitled to receive from the Corporation, without the payment of any cash (except for any applicable withholding taxes), an amount equal to (i) the excess of (x) the per share fair market value of the Common Stock on the date of such exercise over (y) the price specified in the SAR on the date of grant or, in the case of a SAR related to an option, the option price of any related option times (ii) the number of shares in respect of which such SAR shall have been exercised. Any payment with respect to a SAR will be made in cash or Common Stock or partly in cash and partly in Common Stock, as the Stock Option Committee determines. Any payment with respect to a LSAR will be made solely in cash. On the exercise of a SAR or LSAR related to a stock option, the related stock option, or the portion thereof in respect of which such SAR or LSAR is exercised, terminates and, similarly, on the exercise of a stock option related to a SAR or LSAR, such SAR or LSAR, or such portion thereof in respect of which such stock option is exercised, terminates.

     CHANGE IN CONTROL. In the event of a Change in Control (as defined below),
(i) all options and SARs will become fully exercisable and vested (provided that SARs held by executive officers and directors must, except in the event of death or disability, be held for at least six months prior to exercise), (ii) LSARs will be exercisable during the 60-day period following the Change in Control (provided that LSARs held by executive officers and directors must, except in the event of death or disability, be held for at least six months prior to a Change in Control), (iii) any participant terminated by the Corporation within two years immediately following a Change in Control will be permitted to exercise any option, SAR or LSAR for a period of three months after such termination or until the stated term thereof, whichever is shorter. Upon the exercise of a LSAR, the holder is entitled to receive an amount equal to (i) the Change in Control Stock Appreciation (as defined below) times (ii) the number of shares in respect of which such LSAR shall have been exercised.


     A Change in Control is deemed to have occurred if (i) any person becomes the owner of 20% or more of the combined voting power of the Corporation's then outstanding securities (unless the 20% threshold is crossed due to an acquisition of securities directly from the Corporation); (ii) during any two-year period the majority of the membership of the Board, subject to certain conditions, ceases for any reason to constitute a majority of the Board; (iii) the stockholders approve a merger of the Corporation with any other corporation (other than a merger which would result in the voting securities of the Corporation continuing to represent, in combination with voting securities held by any employee benefit plan of the Corporation, at least 80% of the combined voting power of the Corporation or the surviving entity outstanding immediately after such merger); or (iv) the stockholders approve a plan of complete liquidation of the Corporation or an agreement for the sale of substantially all its assets. The Change in Control Stock Appreciation to be received in settlement of LSARs with respect to any share of Common Stock will be an amount equal to the excess, if any, of (i) the higher of (x) the market value of such share on the date the LSAR is exercised or (y) the highest price paid, or its equivalent, for shares of Common Stock in the transaction constituting the Change in Control or, in the case of a Change in Control resulting from a change in the membership of the Board, the average of the closing price of the Common Stock for the 30-day period prior to such Board Change in Control, over (ii) the price specified in the LSAR on the date of grant or, in the case of a LSAR related to an option, the price specified in the related option.


     RESTRICTED STOCK UNITS AND PERFORMANCE STOCK UNITS. Each Restricted Stock Unit or Performance Stock Unit represents the right to receive one share of Common Stock. The Stock Option Committee determines the number of Units to be covered by each award. If the Stock Option Committee so determines at the time of award, a participant may be credited with an amount equal to the amount of cash dividends ("dividend equivalents") that would have been paid to the participant if one share of Common Stock for every Unit held by the participant had been issued to such participant at the time of such dividend, payable in such form as the Stock Option Committee shall determine. Restricted Stock Units are restricted as to transfer and subject to cancellation during a specified period or periods. Performance Stock Units are restricted as to transfer and subject to cancellation during the period prior to the achievement of performance objectives and, in some cases, assessment of individual performance, as determined by the Stock Option Committee. Each award is subject to such terms and conditions, including the lapse of restrictions, as determined by the Stock Option Committee. During the period of restriction, the recipient has no rights as a stockholder. To the extent restrictions with respect to any Restricted Stock Unit award lapse or performance objectives with respect to any Performance Stock Unit award are attained, shares of Common Stock with respect to such vested Units will be issued to the participant free of all restrictions and the dividend equivalents with respect to such shares will be delivered to the participant. The Stock Option Committee has the discretion to accelerate the lapse of restrictions (including restrictions relating to the attainment of performance objectives; provided, however, that the Plan, as proposed to be amended, would eliminate such discretion to the extent that the ability to exercise such discretion would cause the Performance Stock Unit to fail to qualify as other performance based compensation under Section 162(m) of the Internal Revenue Code). Termination of employment prior to the lapse of restrictions causes a cancellation of the unvested portion of any Restricted Stock Unit award and Performance Stock Unit award. To date, no Restricted Stock Units have been awarded under the Plan. See footnote 1 on page 17 for a description of Performance Stock Units awarded in 1993 in the form of Performance Shares.



     Under the 1991 Plan as proposed to be amended, Performance Share awards to executives may only vest subject to the attainment of performance targets established (and certified as having been achieved) by the Stock Option Committee. These performance targets must be based upon one or more of the following specific performance goals: quality, customer satisfaction, profitability, net margin as a percentage of revenue, return on sales, return on capital, breakeven, productivity, and/or debt to capitalization. Awards to such executives are established by the Stock Option Committee and may not exceed (but, at the discretion of the Stock Option Committee may be less than) a number of Performance Shares determined by dividing a percentage (not to exceed 80%) of the employee's base salary (or the average base salary or midpoint of the salary range of a class of employes) by the fair market value of the Common Stock at the beginning of the performance cycle. Fifty percent (or such lesser percentage as the Stock Option Committee shall determine) of such Performance Shares shall become vested upon the attainment of such threshold level of performance as the Stock Option Committee shall determine at the beginning of the cycle, and up to a maximum of 125% of such number of Performance Shares shall become vested if actual performance against the stated targets equals or exceeds the maximum performance target established by the Stock Option Committee.


     NONEMPLOYEE DIRECTORS. Each nonemployee director who is elected or reelected by the stockholders at any annual or special meeting of stockholders, is to receive, as of the date of each such election or reelection, an option, together with a related SAR and related LSAR, covering 1,500 shares of Common Stock. The maximum number of shares as to which options (and related SARs and LSARs) may be granted to any nonemployee director under the 1991 Plan is 22,500 shares. An option and related SAR is exercisable by a nonemployee director in accordance with the vesting provisions described above, provided that the holder has been in the service as a director of the Corporation continuously since the grant of the award. A LSAR is exercisable by a nonemployee director during the 60-day period following a Change in Control of the

Corporation. The requirement of continuous service as a director does not apply if service as a director has been terminated by reason of retirement, permanent total disability or death, and may not apply if service as a director has been terminated under mutually satisfactory circumstances or under circumstances equivalent to retirement, in which event options (and related SARs and LSARs) are exercisable by the director for the same periods and to the same extent to which awards held by employees are exercisable. All additional provisions of the Plan apply to stock options, SARs and LSARs granted to nonemployee directors to the extent not inconsistent with provisions of the Plan expressly governing awards to nonemployee directors or Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act").

     DEFERRAL ELECTION. A participant may elect to defer receipt of the proceeds, whether in cash or stock, deliverable to such participant upon the exercise, vesting or payment of an award granted under the 1991 Plan.

     TERMINATION AND AMENDMENT. The Board may amend, suspend or terminate the 1991 Plan and the Stock Option Committee may amend or alter the terms of any award or any agreement relating thereto at any time, but no such action may affect or in any way impair the rights of a participant under any award previously granted without such participant's consent. No amendment may, without stockholder approval (to the extent required), increase the total number of shares which may be issued under the 1991 Plan or reduce the minimum purchase price for stock subject to options (other than in the case of adjustments to reflect future stock dividends or other relevant capitalization changes), change the class of employees eligible to participate in the Plan, extend the maximum period during which options may be exercised or extend the period during which options or other awards may be granted.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the principal federal income tax consequences of transactions under the 1991 Plan based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Accordingly, a participant should consult a tax advisor with respect to the tax aspects of the 1991 Plan.

     Nonqualified Stock Options. In general, (i) an optionee will not be subject to tax at the time a nonqualified stock option (including a Reload Option) is granted and (ii) subject to corporate "insider" rules, an optionee will include in ordinary income in the taxable year in which he exercises a nonqualified stock option an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Notwithstanding the foregoing, a corporate "insider" subject to Section 16(b) of the Exchange Act who exercises a nonqualified stock option will include in ordinary income, in the taxable year in which he or she would no longer be subject to liability under Section 16(b) were he or she to sell the Common Stock at a profit, an amount equal to the excess of the fair market value of the Common Stock on the date he or she would no longer be subject to such liability over his or her exercise price. Under Section 16(b) of the Exchange Act a corporate "insider" will generally not be subject to such Section 16(b) liability once six months have elapsed from the date of grant of the nonqualified stock option (including a Reload Option) and, in any event, for federal income tax purposes no Section 16(b) liability will be deemed to exist once six months have elapsed from the date of exercise. However, an optionee subject to Section 16(b) at the time of exercise may elect, pursuant to Section 83(b) of the Internal Revenue Code of 1986, to include in income in the year of exercise an amount equal to the excess of the fair market value of the Common Stock on the exercise date (as if the Common Stock was unrestricted and could be sold immediately) over the exercise price. Such election must be made within 30 days of the date of exercise. Upon disposition of the Common Stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain (or loss). The Corporation generally will be entitled to a deduction in an amount equal to a recipient's ordinary income in the Corporation's taxable year in which or with which ends the taxable year of the optionee in which such optionee includes such amount in income.

     If the optionee pays the exercise price, in full or in part, with shares of previously acquired Common Stock, the exchange should not affect the tax treatment of the exercise. Upon such exchange, no gain or loss generally will be recognized upon the delivery of the previously acquired shares to the Corporation, and shares received by the optionee, equal in number to the previously surrendered shares to the Corporation therefor, will have the same basis for capital gain purposes as the shares surrendered to the Corporation. Shares received by the optionee in excess of the number of shares surrendered to the Corporation will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized.

     Incentive Stock Options. No taxable income will be realized by an option holder upon the grant or exercise of an incentive stock option. If shares are issued to an option holder pursuant to the exercise of an incentive stock option granted under the 1991 Plan and if no disqualifying disposition of such shares is made by such option holder within two years after the date of grant or within one year after the receipt of such shares by such option holder, then (i) upon sale of such shares, any amount realized in excess of the exercise price of the incentive stock option will be taxed to such option holder as a long-term capital gain and any loss sustained will be a long-term capital loss and (ii) no deduction will be allowed to the Corporation. However, if shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the option holder will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (ii) the Corporation will be entitled to deduct such amount. Any additional gain or loss recognized by the option holder will be taxed as a short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Corporation.

     If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the stock option will be treated as a nonqualified stock option. Subject to certain exceptions, an incentive stock option generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following termination of employment.

     If the optionee pays the exercise price, in full or in part, with shares of previously acquired Common Stock, proposed Internal Revenue Service regulations would provide the following rules. If the shares surrendered in payment of the exercise price of an incentive stock option are "statutory option stock" (including stock acquired pursuant to the exercise of an incentive stock option) and if, at the date of surrender, the applicable holding period for such shares had not been met, such surrender will constitute a "disqualifying disposition" and any gain realized on such transfer will be taxable to the optionee, as discussed above. Otherwise, when shares of Common Stock are surrendered upon exercise of an incentive stock option, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the incentive stock option or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

     The amount by which the fair market value of the Common Stock on the exercise date of an incentive stock option exceeds the option price generally will constitute an adjustment which would increase the option holder's "alternative minimum taxable income."

     Reload Options. The receipt of a Reload Option by a holder of an incentive stock option or a nonqualified stock option (including a Reload Option) who pays the exercise price in full or in part with shares of previously acquired Common Stock should not affect the tax treatment of the exercise (including the amount of ordinary income recognized upon exercise). An optionee will not be subject to the tax at the time a Reload Option is granted (except for any income recognized upon the exercise of a nonqualified stock option at the time of grant of the Reload Option). A Reload Option will constitute a nonqualified stock option for federal income tax purposes and will be taxed as such. The amount of any ordinary income recognized upon exercise of a Reload Option should be calculated as set forth above in "Nonqualified Stock Options."

     Stock Appreciation Rights and Limited Stock Appreciation Rights. No income will be realized by a recipient in connection with the grant of any SAR or LSAR. The recipient must include in ordinary income the amount of cash received upon the exercise of a SAR or LSAR. If the recipient receives shares of Common Stock upon the exercise of a SAR, the federal income tax treatment with respect to the receipt of such stock after such exercise will be identical to that applicable to Common Stock acquired pursuant to the exercise of a nonqualified option. The Corporation will be entitled to a deduction equal to the amount included in such participant's income by reason of the exercise of any SAR or LSAR in its taxable year in which or with which ends the taxable year of the grantee in which such income was recognized.

     Restricted Stock Units. A recipient of Restricted Stock Units should not be subject to taxation upon the grant of such units. Instead, the recipient generally will include in ordinary income an amount equal to the fair market value of the shares in the taxable year in which such units vest and the shares are issued to the participant. Notwithstanding the foregoing, a corporate "insider" subject to Section 16(b) of the Exchange Act will be subject to rules similar to those applicable to corporate insiders who exercise nonqualified stock options. Dividend equivalents paid upon issuance of shares will be included in ordinary income upon receipt. With respect to the foregoing provisions, the Corporation generally will be entitled to a deduction in an amount equal to a recipient's ordinary income in the Corporation's taxable year in which or with which ends the taxable year of the recipient in which such recipient includes such amount in income.

     Performance Stock Units. A holder of Performance Stock Units will be taxed in the same manner as a holder of Restricted Stock Units.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the votes cast on Item No. 4 is necessary to approve the amendment of the 1991 Plan and the Long-Term Performance Plan.


     YOUR DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT OF THE CHRYSLER CORPORATION 1991 STOCK COMPENSATION PLAN AND THE LONG-TERM PERFORMANCE PLAN, ALL AS SET FORTH ABOVE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                                   ITEM NO. 5

               BOARD OF DIRECTORS PROPOSAL REGARDING AMENDMENT OF

          STOCKHOLDERS' RESOLUTION AND CERTAIN RELATED INCENTIVE PLANS


GENERAL


     The Board of Directors has amended, subject to stockholder approval, the Chrysler Corporation Incentive Compensation Plan and the Chrysler Corporation Long-Term Incentive Plan (the "Plans") which were established pursuant to a resolution previously approved by the stockholders (the "Stockholders' Resolution"), in order to preserve the Corporation's federal income tax deduction for compensation that may be earned under the Plans in 1994 and future years, in accordance with the requirements of the Omnibus Budget Reconciliation Act of 1993 ("OBRA"). In addition, the Board of Directors recommends that the Stockholders' Resolution be amended as set forth in Exhibit A to this Proxy Statement to extend the authority to award incentive compensation for the ten fiscal years beginning January 1, 1994 and ending December 31, 2003.


DESCRIPTION OF THE STOCKHOLDERS' RESOLUTION AND THE PLANS


     Under a resolution adopted by the stockholders in 1929, and since amended from time to time, it has been a continuing practice of the Corporation to provide incentive compensation awards to officers and executives of the Corporation and its subsidiaries whenever permitted by the formula in the Stockholders' Resolution as then in effect. The formula in the Stockholders' Resolution as most recently amended on May 20, 1993 provides that awards may be made only for those years in which the consolidated net earnings of the Corporation and consolidated subsidiaries (as reported in the annual report to the stockholders) plus the provision for incentive compensation exceed earnings of $.4444 per share of Chrysler Common Stock on the average number of shares of Common Stock outstanding during the year. The total provision for any year is limited to 8% of such excess. The Board may set aside such total provision or any lesser amount for incentive compensation. Any part of the amount set aside for any year that is not awarded for that year, as well as any amount awarded that is subsequently forfeited, may be carried forward to and awarded in a subsequent year.


     The Corporation's Incentive Compensation Plan, established by the Board of Directors under authority granted to it by the Stockholders' Resolution, provides that awards be determined annually by the Incentive Compensation Committee (a committee of directors, none of whom may be employees of the Corporation or eligible to receive an award) and be paid, at its discretion, in cash or in shares of Common Stock or partly in cash and partly in shares of Common Stock. Awards under the Incentive Compensation Plan, as proposed to be amended, will reflect the percentage of attainment by the Corporation of one or more of the corporate performance goals specified below, as established by the Incentive Compensation Committee.


     The Incentive Compensation Plan further provides that an award is to be paid to the participant in a lump sum, unless the Incentive Compensation Committee, in its discretion, determines that such award shall be paid in installments. The Incentive Compensation Plan permits a participant to elect to defer receipt of payment of all or any part of an award payable in a lump sum or any installment of an award payable in installments, upon such terms as the Incentive Compensation Committee may prescribe.


     The Board of Directors also has established, pursuant to the authority granted to it by the Stockholders' Resolution, a Long-Term Incentive Plan under which awards in stock may be made to officers and a limited number of key executives, to be earned out by the attainment of the corporate performance goals specified below over performance cycles of between two and five years. The Long-Term Incentive Plan provides that performance goals, based on long-term corporate objectives, are to be established by the Incentive Compensation Committee for each performance cycle and that, at the commencement of a performance cycle, the Committee award each plan participant the number of Performance Shares that would be deliverable to him or her at the end of the performance cycle if the performance goals for that cycle are achieved. At the end of each cycle a participant may earn up to 125% of his or her Performance Share award for that cycle, as determined by the Incentive Compensation Committee, based on the Corporation's performance in relation to the performance goals. The value of any Performance Share awards not earned and deliverable at the end of a performance cycle will be returned to the funds available for incentive compensation and may be awarded in a subsequent year.


     The Incentive Compensation Plan and the Long-Term Incentive Plan are both subject to the limitations in the Stockholders' Resolution. The most recent awards under the Long-Term Incentive Plan were for the 1990-1992 performance cycle. Stock awards for the 1991-1993, 1992-1994, and 1993-1995 performance cycles were made pursuant to the Long-Term Performance Plan established under the Corporation's 1991 Stock Compensation Plan, which is not subject to the limitations of the Stockholders' Resolution.

     Approximately 1,900 executives were eligible to participate in the Incentive Compensation Plan in 1993, and approximately 90 executives were eligible to participate in the Long-Term Incentive Plan in 1993. Those executives would continue to be eligible under the Plans, as proposed to be amended. If the Plans, as proposed to be amended, had been in effect with respect to fiscal year 1993, the awards made with respect to 1993 under the Incentive Compensation Plan would have been unchanged, and no awards or payments would have been made under the Long-Term Incentive Plan which was not utilized with respect to 1993.


     Under the Incentive Compensation Plan, upon a Change in Control payment will be made of (1) unpaid installments of awards payable in installments, (2) voluntary deferrals of awards, and (3) unpaid awards made for any completed fiscal year. Subject to the availability of funds set aside under the Stockholders' Resolution, currently and as it is proposed to be amended, or, if less, amounts accrued on the books of the Corporation to be set aside thereunder with respect to the year in which the Change in Control occurs, each Long-Term Incentive Plan participant will receive a cash payment equal to the Change in Control Value (as defined below) of (1) his or her undelivered Performance Shares for completed performance cycles and (2) a pro rata percentage of his or her Performance Shares for outstanding performance cycles; and, subject to the foregoing, each Incentive Compensation Plan participant will also receive a pro rata cash award with respect to the year in which the Change in Control occurs. Change in Control Value means the higher of (1) the average of the high and low prices of Common Stock on the NYSE on the date it is to be valued and (2) the highest price paid for shares of Common Stock in the transaction constituting the Change in Control (or, in the case of a Change in Control resulting from a change in the membership of the Board which does not occur in connection with any other Change in Control, the average of the closing price of the Common Stock for the 30 day period prior to such Board Change in Control).



OMNIBUS BUDGET RECONCILIATION ACT OF 1993



     Under OBRA, a publicly held corporation will no longer be entitled to a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and each of the next four most highly paid executives employed on the last day of the relevant fiscal year. One exception to this general rule is for "qualified performance-based compensation". Such performance-based compensation is compensation payable solely upon the attainment of one or more performance objectives, as established by a committee of independent directors, which are based on one or more performance goals the material terms of which have been disclosed to, and approved by, the stockholders.



     Accordingly, in order to preserve the Corporation's federal income tax deduction with respect to compensation paid to the affected employees in future years, the Board of Directors has amended the Plans, subject to stockholder approval, to:



          (i) identify more specifically the class of employees eligible to participate in the Plans as officers and other key salaried employees of the Corporation and its subsidiaries;



          (ii) provide that the corporate performance goals applicable to the Plans shall be established with respect to one or more of the following: quality, customer satisfaction, profitability, net margin as a percentage of revenue, return on sales, return on capital, breakeven, productivity, and/or debt to capitalization;

          (iii) provide that the maximum amount payable to an employee upon achievement of the corporate performance goal applicable to a given fiscal year under the Incentive Compensation Plan, shall not exceed an amount equal to two hundred percent of the employee's base salary; and


          (iv) provide that (a) the maximum amount payable to an employee in Performance Shares upon achievement of the corporate performance goal(s) applicable to a given performance cycle (including outstanding cycles) under the Long-Term Incentive Plan, shall be determined by multiplying (x) the number of Performance Shares awarded at the beginning of the cycle by
     (y) the actual performance level (not to exceed 125%) attained at the end of the cycle, and (b) the number of Performance Shares awarded at the beginning of a cycle shall be determined by dividing an amount (expressed as a percentage -- not to exceed 80% -- of the employee's base salary, or the average base salary or midpoint of the salary range of a class of employees, at the time of the award) by the then fair market price of Common Stock.



     The Board of Directors will retain the authority to amend, alter or discontinue the Plans, as amended. Moreover, the Corporation will not be precluded from granting awards under, or paying compensation outside the parameters of, such Plans, as amended, including, without limitation, base salaries, awards under any other plan of the Corporation or its subsidiaries (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Internal Revenue Code or otherwise, should the Board or any committee thereof, whichever is applicable, determine that such action is in the best interests of the Corporation and its stockholders.



EXTENSION OF AUTHORITY UNDER STOCKHOLDERS' RESOLUTION



     Paragraph (C) of the Stockholders' Resolution, as amended at the Annual Meeting of Stockholders in 1993, provides that at least once within the three years next following the effective date of the most recent action of the stockholders with respect to Paragraph (D) thereof, the Board of Directors shall submit to the stockholders the matter of continuing and/or amending Paragraph
(D). Prior to the 1993 amendment, the Stockholders' Resolution provided for submission of such matter to the stockholders at least every ten years. It was decided in 1993 to request renewal of the authority for incentive compensation for only three years, rather than the usual ten years, to permit a determination as to whether that formula was appropriate to the Corporation's circumstances. It has since been determined that the formula continues to be appropriate. Accordingly, the Board of Directors now proposes that Paragraph (C) be amended so that the authority to award incentive compensation under Paragraph (D) shall extend for a period of ten years from the date of the stockholders' action at the Annual Meeting. Therefore, approval of the proposed resolution set forth in Exhibit A to this Proxy Statement will have the effect of extending the authority of the Board of Directors to award incentive compensation under Paragraph (D) with respect to the next ten fiscal years without further action by the stockholders.

THE STOCKHOLDERS' RESOLUTION, AS AMENDED



     If the stockholders adopt the proposed resolution set forth in Exhibit A, the Board of Directors intends to authorize incentive compensation whenever permitted by the formula in the Stockholders' Resolution, as it is proposed to be amended. Awards may be made under the Plans as now in effect, or under any new incentive plan which may be adopted by the Board of Directors, in either case with such modifications or upon such terms and conditions as the Board of Directors may determine from time to time in its discretion. The Board of Directors may also determine that only a part of any amount set aside for incentive compensation under the Stockholders' Resolution, as it is proposed to be amended, shall be awarded under the Plans and that the remainder shall be awarded under any new incentive Plan. Awards under all such plans, however, may not exceed the amount authorized under such formula.



     The Stockholders' Resolution, currently and as it is proposed to be amended, authorizes the Board of Directors to determine the terms of any incentive plans and gives the Board of Directors full power to construe and interpret such Resolution and such plans, and to correct any defect or supply any omission or reconcile any inconsistency. However, neither the Stockholders' Resolution, currently and as it is proposed to be amended, nor such plans can be amended so as to increase the total provision out of earnings for incentive plans except by a vote of stockholders.


VOTE REQUIRED FOR APPROVAL


     The affirmative vote of a majority of the votes cast on Item No. 5 is necessary to adopt the resolution to amend the Stockholders' Resolution as set forth in Exhibit A and to approve the amendment of the Plans. If the stockholders do not vote in favor of amending the Stockholders' Resolution, the Board will be unable to award incentive compensation under Paragraph (D) of such Resolution for fiscal years beginning on and after January 1, 1996 until further action by the stockholders.



     YOUR DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL TO AMEND THE STOCKHOLDERS' RESOLUTION AS SET FORTH IN EXHIBIT A AND TO APPROVE THE AMENDMENT OF THE INCENTIVE COMPENSATION PLAN AND THE LONG-TERM INCENTIVE PLAN, ALL AS SET FORTH ABOVE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   ITEM NO. 6

                              STOCKHOLDER PROPOSAL

     Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the owner of 250 shares of Common Stock of the Corporation, has notified the Corporation that she intends to present at the meeting the following proposal:

     "RESOLVED: That the stockholders of Chrysler, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

     In support of this proposal, Mrs. Davis has submitted the following statement:

     "REASONS: Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting. Last year the owners of 66,938,258 shares, representing approximately 24.6% of shares voting, voted FOR this proposal. If you AGREE, please mark your proxy FOR this resolution."

     YOUR DIRECTORS RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

     The Corporation's Board of Directors believes that cumulative voting for directors would not serve any useful purpose and would be contrary to the best interests of the Corporation and its shareholders.

     It is the responsibility of the Board of Directors to direct the business of the Corporation on behalf of all stockholders. This can best be achieved by the election of directors who represent the stockholders as a whole, without favoritism or allegiance to any particular group of stockholders. A provision for cumulative voting in the election of directors could result in, and indeed may encourage, the members of special interest groups cumulating their vote to elect a director or directors. Your Board believes that the representation of special interest groups would weaken, rather than strengthen, the Board's ability to represent stockholders as a whole and that the divisiveness and factionalism such representation might encourage could be detrimental to the Corporation.

     IF THIS STOCKHOLDER PROPOSAL IS PRESENTED AT THE MEETING AND THE CORPORATION RECEIVES YOUR PROXY IN THE ENCLOSED OR OTHER ACCEPTABLE FORM, IT WILL BE VOTED THEREON AS YOU SPECIFY, OR IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED AGAINST THE PROPOSAL.

                                   ITEM NO. 7

                              STOCKHOLDER PROPOSAL

     The Immaculate Heart Missions, Inc., 4651 North 25th Street, Arlington, Virginia 22207, owner of 7,100 shares of Common Stock of the Corporation, has notified the Corporation that it intends to present at the meeting the following proposal:

              "ENVIRONMENTAL, SOCIAL, AND FINANCIAL ACCOUNTABILITY
                     IN EXECUTIVE COMPENSATION FOR CHRYSLER

WHEREAS:

     We believe financial, social and environmental criteria should all be taken into account in fixing compensation packages for top corporate officers. Public scrutiny on compensation is reaching a new intensity, concerns expressed include the following:

          - Too often top executives receive considerable increases in compensation packages, even when corporate financial performance is poor and stockholders watch dividends slip and stock prices drop.

          - Executive compensation, even when it decreases in a bad year, is usually not proportional to a year's poor returns and the financial burden borne by stockholders. Professor Graef Crystal, a national authority on executive compensation, argues that CEOs, get paid "hugely in good years," and "if not hugely, then merely wonderfully in bad years."

          - For example, in 1990 Mr. Iacocca's compensation package was a highly criticized $4.5 million. While Professor Crystal cited the improvement in Chrysler's compensation package in 1991, Mr. Iacocca's actual cash compensation increased from $918,182 to $976,378. Mr. Iacocca was also granted stock options of 130,000 shares and stock appreciation rights of 45,000 shares, even though Chrysler reported a loss of $810 million, or $3.28 per share.

          - The relationship between compensation and the social and environmental impact of a company's decisions is an important question. For instance, should top officers' pay for a given year be reduced if the company is found guilty of systematic sexual harassment or race discrimination or poor environmental performance, especially if it results in costly fines? Should responsible officers' compensation be on a business-as-usual scale in a year of a major environmental accident? Should compensation reflect a company's progress in lowering automobile emissions? We believe this is an important principle for Chrysler's board and management to consider in creating executive compensation packages.

     We believe that these questions deserve the careful scrutiny of our Board and its Compensation Committee.

     RESOLVED: Shareholders request that the Board institute an Executive Compensation Review, and prepare a report available to shareholders by October 1994 with the results of the review and recommended changes in practice. The review shall cover pay, benefits, perks, stock options and special arrangements in the compensation packages for all the Company's top officers.

                              SUPPORTING STATEMENT

     We recommend that the Board study and report on the following in its review:

          1. Ways to link executive compensation more closely to financial performance with proposed criteria and formulae.

          2. Ways to link compensation to environmental and social corporate performance (e.g., lower base pay with incentives given for meeting or surpassing certain environmental and social standards).

          3. Ways to link financial viability of the Company to long-term environmental and social sustainability (e.g., linkages that avoid short-range thinking, and instead encourage long-range planning).

          4. A description of social and environmental criteria to take into account (e.g., environmental law-suits, settlements, penalties, violations, results of internal or independent environment audits).

          5. Comparison of compensation packages for officers and the lowest and average wages for (a) the Company's U.S. employees, and (b) Company operations outside the U.S."

     YOUR DIRECTORS RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

     The Corporation believes that adoption of the Proposal is unnecessary since much of the information sought will be available to shareholders annually by virtue of the SEC's revised and expanded rules on executive compensation disclosure. These rules require that the Corporation's proxy statement specifically address each of the items in the Proposal (i.e., "pay, benefits, perks, stock options and special arrangements"). Further, the report called for by the Proposal would be partially duplicative of the Board Compensation Committee Report on Executive Compensation required by the new rules, which Report is required to describe the compensation policies applicable to the Corporation's executive officers and the performance factor(s) upon which executive compensation is based.

     In addition, the Management Resources and Compensation Committees, with such assistance from independent consulting firms as the Committees may request, periodically review the Corporation's executive compensation program and those of a selected peer group, and establish performance factor(s) which, if achieved, will increase shareholder value. Any recommendations concerning performance factors (whether financial, environmental, social, or otherwise) that the Corporation's Board of Directors may implement as a result of such peer group comparisons will be described in the Corporation's future proxy statements as part of the Board Compensation Committee Report.

     In view of the fact that the Corporation's future proxy statements will disclose the specific performance factors considered in determining executive compensation, the Corporation believes that the costs of instituting the review and preparing the report called for by the Proposal would outweigh the benefit to stockholders of any additional information that may result from such review. Further, the Corporation believes that the performance factors selected by the Management Resources and Compensation Committees to date have been appropriate, and that an additional review is unnecessary.

     IF THIS STOCKHOLDER PROPOSAL IS PRESENTED AT THE MEETING AND THE CORPORATION RECEIVES YOUR PROXY IN THE ENCLOSED OR OTHER ACCEPTABLE FORM, IT WILL BE VOTED THEREON AS YOU SPECIFY, OR IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED AGAINST THE PROPOSAL.


                           1995 STOCKHOLDER PROPOSALS


     Any stockholder proposal to be considered for inclusion in the proxy soliciting material for the Annual Meeting of Stockholders in 1995 must be received by Chrysler Corporation before December 2, 1994 and should be addressed to:

                            Mr. William J. O'Brien
                            Vice President, General Counsel and Secretary Chrysler Corporation
                            12000 Chrysler Drive
                            Highland Park, MI 48288-0001

                           GENERAL AND OTHER MATTERS


     Neither the Corporation nor the members of its Board of Directors intend to bring before the meeting any matters other than those referred to in the accompanying Notice. They are advised that two stockholders intend to bring before the meeting the proposals referred to in Item Nos. 6 and 7 in the accompanying Notice. They know of no other matter to be presented at the meeting.



     However, if any other matters properly come before the meeting, the persons appointed as proxies in the enclosed form of proxy/voting instruction card intend to vote in accordance with their judgment. If any nominee has become unavailable at the date of the meeting, which there is no reason to expect, your proxy, in the enclosed or any other form that so provides, may be voted for a new nominee of the management, unless the Board reduces the number of directors.


                                             BY ORDER OF THE BOARD OF DIRECTORS,
                                                              William J. O'Brien
                                   Vice President, General Counsel and Secretary
April 1, 1994

                                   EXHIBIT A

               RESOLUTION PROPOSED TO BE ADOPTED BY STOCKHOLDERS
                        AT ANNUAL MEETING, MAY 19, 1994

     RESOLVED, that the stockholders of this Corporation hereby amend the resolution they adopted on April 16, 1929, as amended in its entirety on April 17, 1956, and as further amended from time to time, by amending Paragraphs (C) and (D) thereof so that such Paragraphs as hereby amended shall read as follows (matter to be deleted indicated by strike through and new matter indicated by italics):

          "(C) the Board of Directors, from time to time as deemed appropriate by it, but at least once within the three ten years next following the effective date of the then most recent action of the stockholders with respect to Paragraph (D) of this resolution, shall submit to the stockholders for their consideration and action the matter of continuing and/or amending Paragraph (D) of this resolution:

          (D) effective for fiscal years beginning on and after January 1, 1993 1994, this Corporation may expend funds or contribute shares of stock of this Corporation (which may be either authorized and unissued shares or shares held in its treasury) as the Board of Directors from time to time shall authorize or approve on account of Incentive Plans (which for purposes of this Paragraph (D) shall not include any plan or arrangement which requires or contemplates funds to be expended or stock to be contributed in connection with the funding or payment of pension or retirement benefits computed in relation to or otherwise based upon awards or payments under any Incentive Plan), and may expend funds in order to acquire shares of stock of this Corporation for distributing in place of cash pursuant to Incentive Plans (the shares so contributed to be valued for the purpose at their fair market value on the date contributed and the shares so acquired in any year to be valued for the purpose at the average cost per share at which the Corporation purchased them, or, in either case, by such other method of valuation as the Board of Directors shall deem reasonable in the circumstances), and this Corporation may incur obligations on account of Incentive Plans, provided the provision out of earnings (losses) for any fiscal year of the Corporation for all Incentive Plans then in effect (not including Performance Award Plans under Paragraph
     (F) of this resolution and not including Savings and Investment Plans under Paragraph (G) of this resolution whether or not the amount of the contributions of the Corporation thereto varies with the earnings (losses) of the Corporation) shall not exceed an amount equal to eight percent (8%) (as computed by the independent public accountants of the Corporation) of the sum of (1) the Consolidated Net Earnings (Losses) for that fiscal year as reported in the Annual Report to the stockholders of the Corporation (excluding any amounts accrued to recognize postretirement benefit obligations (other than pensions) prior to the period in which such benefits are paid by the Corporation and its subsidiaries), and (2) any provision made out of earnings (losses) for that fiscal year to or for the benefit of officers and employees pursuant to any Incentive Plan authorized by this resolution then in effect, but after deducting from such sum an amount equal to the product of (a) forty-four and forty-four one hundredths cents ($.4444) per share and (b) the average number of shares of Common Stock of the Corporation outstanding during the year (such average to be determined by adding the average of the shares outstanding for each month of the year and dividing the total by twelve, the average for each month to be determined by adding the shares outstanding at the close of business on the last day of the preceding month and on the last day of the current month and dividing the total by two), and in the event of any change in the number of outstanding shares of Common Stock of the Corporation by reason of a stock dividend, stock split, reverse stock split, or any other increase or decrease in the number of outstanding shares which occurs without new consideration to the Corporation which the Board of Directors determines to have a similar effect, and for the purpose of eliminating the effect of any such change upon the product of (a) and (b) in the year in which such change occurs and subsequent years, the amount shown in (a) above, or such amount as previously adjusted, shall be adjusted for the year in which such change occurs, by multiplying such amount by a fraction of which the numerator is the number of shares outstanding immediately prior to such change and the denominator is the number of shares outstanding immediately subsequent to such change, and such adjusted amount shall be used in that and subsequent years until further adjusted, and the average number of shares used in (b) above shall be adjusted for the year in which such change occurs by adjusting the number of shares outstanding at the end of each month prior to such change by multiplying each such number by the inverse of such fraction for each change occurring subsequent to such month; and any shares of Common Stock held in the treasury of the Corporation, and any shares reserved for issuance, but not actually issued, pursuant to any present or future stock option plan, stock purchase plan or other compensation or benefit plan of the Corporation or its subsidiaries or pursuant to warrants, convertible securities and the like, shall not be considered as outstanding for the purposes of this Paragraph (D); and the awards for any fiscal year of the Corporation for all Incentive Plans shall not exceed the provision for Incentive Plans for that fiscal year plus any credits for unused provisions from prior fiscal years resulting from amounts not awarded or awarded and subsequently forfeited; and in computing the amount that the Corporation may provide as aforesaid the independent public accountants of the Corporation may rely, as to any matter of law, upon the opinion of counsel (who may be counsel to the Corporation); and if the amount that the independent public accountants compute for any fiscal year of the Corporation shall for any reason prove to have been overstated, and if the award for that fiscal year shall be greater than the amount that it finally appears the independent public accountants ought to have computed to be available for Incentive Plans, (1) the unawarded parts, if any, of the amounts of the independent public accountants' computations for preceding fiscal years shall be offset against the excessive part of the award, and (2) the remainder, if any, of the excessive part of the award after such offset shall be deducted from the independent public accountants' computation for the fiscal year in which the excessive part of the award is discovered and succeeding fiscal years until the excessive part of the award is made good, without recourse to or charge against any recipient of an award or any employee, officer or director of the Corporation; and no other adjustment on account of the excessive part of the award shall be made in any fiscal year for any fiscal year prior to the fiscal year in which the excessive part of the award is discovered or any adjustment of awards (whether or not paid) made prior to such discovery;"

and the stockholders hereby continue in full force and effect the aforesaid resolution as heretofore amended and as hereby amended.

                          MAP DESCRIBING LOCATION OF
                        ANNUAL MEETING OF STOCKHOLDERS
                               ON MAY 19, 1994

                                                                          NOTICE

                                                                       OF ANNUAL

                                                                      MEETING OF

                                                                    STOCKHOLDERS

                                                                       AND PROXY

                                                                       STATEMENT

                                                                          [LOGO]

                                                                    MAY 19, 1994

                                                   ALL STOCKHOLDERS ARE
                                                   REQUESTED TO DATE, SIGN AND
                                                   MAIL PROMPTLY THE ENCLOSED
                                                   PROXY FOR WHICH AN ENVELOPE
[RECYCLED                                          IS PROVIDED.
LOGO]

recycled paper

/x/ Please mark your                                                    0146
    votes as in this
    example.


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS YOU SPECIFY BELOW. IF YOU DO NOT SPECIFY OTHERWISE, THE PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR ITEMS 2, 3, 4 AND 5, AND AGAINST ITEMS 6 and 7.



- ----------------------------------------------------------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1-5.
- ----------------------------------------------------------------------------------------------------------------------------------
                   FOR    WITHHELD                        FOR  AGAINST  ABSTAIN                               FOR  AGAINST  ABSTAIN
1.  Election of   / /    / /       2.  Appointment of      / /   / /      / /     4.  Proposal regarding      / /     / /      / /
    Directors                          Independent                                    amendment of
    (See Reverse)                      public                                         Chrysler Corporation
                                       accountants.                                   1991 Stock
                                                                                      Compensation Plan
                                                                                      and a related
                                                                                      Performance Plan
For, except vote withheld
from the following nominees(s):    3.  Proposal to       / /    / /      / /      5.  Proposal regarding      / /     / /      / /
______________________________         increase                                       amendment of
                                       authorized                                     Stockholders'
                                       common stock.                                  Resolution and
                                                                                      certain related
                                                                                      Incentive Plans.
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                  -------------------------------------------------
                                                                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
                                                                                  ITEMS 6 and 7.
                                                                                  -------------------------------------------------
                                                                                  6.  Proposal relating to
                                                                                      cumulative voting.      / /     / /      / /

                                                                                  7.  Proposal relating to    / /     / /      / /
                                                                                      a review of executive
                                                                                      compensation.
                                                                                  -------------------------------------------------
                                                                                                        I will
SIGNATURE(S) _________________________________________________ DATE _________, 1994                     attend
NOTE: Please sign exactly as name appears hereon.  When signing as executor,                            Meeting.  / /
      administrator, trustee or the like please give full title.
- ----------------------------------------------------------------------------------------------------------------------------------



                         PROXY/VOTING INSTRUCTION CARD
                             CHRYSLER CORPORATION
                  THE BOARD OF DIRECTORS SOLICITS THIS PROXY.

The undersigned, whose signature appears on the reverse side, hereby appoints Robert J. Eaton, Robert A. Lutz, and Thomas G. Denomme, jointly and severally, proxies with full power of substitution to vote all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Chrysler Corporation on May 19, 1994, or adjournments thereof, on Items 1 through 7 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a new nominee if any nominee has become unavailable) and on such other matters as may properly come before the meeting.


Nominees for Director:

Lilyan H. Affinito, Robert E. Allen, Joseph E. Antonini, Joseph A. Califano, Jr., Thomas G. Denomme, Robert J. Eaton, Earl G. Graves, Kent Kresa, Robert J. Lanigan, Robert A. Lutz, Peter A. Magowan, Malcolm T. Stamper and Lynton R. Wilson.

This card constitutes voting instructions for any shares held for the undersigned in the dividend reinvestment plan and/or in the employee savings and deferred pay plans.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. [SEE REVERSE SIDE], BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. THE PERSONS APPOINTED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES OR ANY SHARES HELD FOR YOU IN THE DIVIDEND REINVESTMENT PLAN UNLESS YOU SIGN AND RETURN THIS CARD.

                          [LOGO] PRINTED ON RECYCLED PAPER    SEE REVERSE
                                                                  SIDE

     Notice: Copies of the Chrysler Corporation 1991 Stock Compensation Plan, the Chrysler Corporation Long-Term Performance Plan, the Chrysler Corporation Incentive Compensation Plan, and the Chrysler Corporation Long-Term Incentive Plan are being filed together with Chrysler Corporation's 1994 Proxy Statement in accordance with Item 10 of Schedule 14A of the Securities and Exchange Act, but do not constitute part of such Proxy Statement.

             (AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 3, 1994

                SUBJECT TO STOCKHOLDER APPROVAL ON MAY 19, 1994)


                              CHRYSLER CORPORATION
                          1991 STOCK COMPENSATION PLAN

                             EFFECTIVE MAY 16, 1991


                       (AS AMENDED THROUGH MAY 19, 1994)


SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.


     The name of the plan is the Chrysler Corporation 1991 Stock Compensation Plan (the "Plan"). The purpose of the Plan is to enable the Company (as hereinafter defined) and its Subsidiaries (as hereinafter defined) to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers, key salaried employees and nonemployee directors which are related to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.


     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Award" means any grant under the Plan in the form of Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Performance Stock Units, Restricted Stock Units or any combination of the foregoing.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Change in Control" has the meaning given in Section 12 of the Plan.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (e) "Committee" means the Stock Option Committee, or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors who meet the qualifications referred to in Section 2 of the Plan.

          (f) "Company" means Chrysler Corporation, a corporation incorporated under the laws of the State of Delaware (or any successor corporation).

          (g) "Disability" means being permanently and totally disabled under any insurance program of the Company, any Subsidiary or any Related Entity.

          (h) "Disinterested Person" shall have the meaning set forth in Rule 16b-3 ("Rule 16b-3"), as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or any successor definition adopted by the Securities and Exchange Commission.

          (i) "Eligible Employee" means an employee of the Company, any Subsidiary or any Related Entity as described in Section 4 of the Plan.

          (j) "Fair Market Value" means, as of any given date, with respect to any Awards granted hereunder, the mean of the high and low trading price of the Stock on such date as reported on the New York Stock Exchange or, if the Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Stock is admitted to trade or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first day immediately preceding such day on which such exchange or quotation system was open for trading.

          (k) "Incentive Stock Option" means any Stock Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (l) "Limited Stock Appreciation Right" means a Stock Appreciation Right that can be exercised only in the event of a Change in Control.

          (m) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          (n) "Optionee" means a Participant granted a Stock Option pursuant to
     Section 5 of the Plan which remains outstanding.

          (o) "Participant" means any Eligible Employee selected by the Committee, pursuant to the Committee's authority in Section 2 of the Plan, to receive Awards and, solely to the extent provided by Section 9 of the Plan, nonemployee directors of the Company.

          (p) "Performance Stock Unit" means the right to receive one share of Stock as set forth in an Award granted pursuant to Section 8 of the Plan, the vesting of which is subject to restrictions that will lapse upon the attainment of performance objectives.

          (q) "Related Entity" means any corporation, joint venture or other entity, domestic or foreign, other than a Subsidiary, in which the Company owns, directly or indirectly, a substantial equity interest.

          (r) "Restricted Stock Unit" means the right to receive one share of Stock as set forth in an Award granted pursuant to Section 8 of the Plan, the vesting of which is subject to restrictions that will lapse with the passage of time.

          (s) "Retirement" means (i) retirement from active employment under a pension plan of the Company, any Subsidiary or Related Entity or under an employment contract with any of them or (ii) termination of employment at or after age 55 under circumstances which the Committee, in its sole discretion, deems equivalent to retirement.

          (t) "Stock" means the common stock of the Company.

          (u) "Stock Appreciation Right" means the right pursuant to an Award granted under Section 6 of the Plan, (i) in the case of a Related Stock Appreciation Right (as defined in Section 6 of the Plan), to surrender to the Company all or a portion of the related Stock Option and receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date such Stock Option or portion thereof is surrendered over the option price per share specified in such Stock Option, multiplied by the number of shares of Stock in respect of which such Stock Option is being surrendered, and (ii) in the case of a Freestanding Stock Appreciation Right (as defined in Section 6 of the Plan), to exercise such Freestanding Stock Appreciation Right and receive an amount equal to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in such Freestanding Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which such Freestanding Stock Appreciation Right is being exercised.

          (v) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 of the Plan, including any Reload Option (as defined in Section 5 of the Plan).

          (w) "Subsidiary" means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

     The Plan shall be administered by the Committee, composed of not less than three directors who are Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board.

     The Committee shall have the power and authority in its sole discretion to grant Awards to Eligible Employees pursuant to the terms and provisions of the Plan.

     In particular, the Committee shall have full authority, not inconsistent with the Plan:

          (a) to select Participants from among the Eligible Employees;

          (b) to determine whether and to what extent Awards are to be granted to Eligible Employees hereunder;


          (c) to determine the number of shares of Stock to be covered by each such Award granted hereunder, but in no case shall the aggregate of all shares of Stock issued under the Plan be greater than that allowed under the Plan, and in no case shall the number of shares of Stock to be covered by all such Awards (excluding grants of Restricted Stock Units) made to the same Eligible Employee during the five year period beginning January 1, 1994 and ending December 31, 1998 exceed ten percent of the total number of shares of Stock approved by the stockholders of the Company for issuance under the Plan (as such number may be increased from time to time in accordance with Section 10 hereof, and as such number may be adjusted from time to time in accordance with Section 3 hereof for changes in corporate structure or capitalization affecting the Stock);


          (d) to determine the terms and conditions of any Award granted hereunder (including, without limitation, (i) the restricted periods applicable to Restricted Stock Unit Awards and (ii) the performance objectives and periods applicable to Performance Stock Unit Awards);

          (e) to waive compliance by a Participant with any obligation to be performed by him or her under any Award and to waive any term or condition of any such Award (provided, however, that no such waiver shall detrimentally affect the rights of a Participant without such Participant's consent); and

          (f) to determine the terms and conditions which shall govern all written agreements evidencing the Awards.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the provisions of the Plan and the terms and conditions of any Award issued, expired, terminated, cancelled or surrendered under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan and as to the terms and conditions of any Award (and any agreements relating thereto) shall be final and binding on all persons, including the Company and the Participants.

     Notwithstanding anything else contained in this Plan to the contrary, if any award of Performance Stock Units is intended at the time of grant to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

SECTION 3. NUMBER OF SHARES OF STOCK SUBJECT TO PLAN.


     The total number of shares of Stock reserved and available for issuance under the Plan shall be twenty-eight (28) million, consisting of (a) eleven (11) million shares as constituted at the time of the annual meeting of stockholders on May 16, 1991, plus (b) seventeen (17) million shares as constituted at the time of the annual meeting of stockholders on May 19, 1994. Such shares of Stock may consist, in whole or in part, of authorized and unissued shares of Stock or issued shares of Stock reacquired by the Company at any time, as the Board may determine.


     To the extent that (a) a Stock Option expires or is otherwise terminated, cancelled or surrendered without being exercised (including, without limitation, in connection with the grant of a replacement option) or (b) any Restricted Stock Unit Award or Performance Stock Unit Award granted hereunder expires or is otherwise terminated or is cancelled, the shares of Stock underlying such Stock Option or subject to such

Restricted Stock Unit Award or Performance Stock Unit Award shall again be available for issuance in connection with future Awards under the Plan.

     Upon the exercise of a Related Stock Appreciation Right or Related Limited Stock Appreciation Right (as defined in Section 7 of the Plan), the Stock Option, or the part thereof to which such Related Stock Appreciation Right or Related Limited Stock Appreciation Right is related, shall be deemed to have been exercised for the purpose of the limitation on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares of Stock in respect of which the Related Stock Appreciation Right or Related Limited Stock Appreciation Right was exercised.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure or capitalization affecting the Stock, the Committee in its sole discretion may make an adjustment or substitution in the number and class of shares reserved for issuance under the Plan, the number and class of shares covered by outstanding Awards and the option price per share of Stock Options or the applicable price per share specified in Stock Appreciation Rights or Limited Stock Appreciation Rights to reflect the effect of such change in corporate structure or capitalization on the Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated; provided, further, however, that if by reason of any such change in corporate structure or capitalization a Participant holding a Restricted Stock Unit Award or Performance Stock Unit Award shall be entitled, subject to the terms and conditions of such Award, to additional or different shares of any security, the issuance of such additional or different shares shall thereupon be subject to all of the terms and conditions (including restrictions and performance criteria) which were applicable to such Award prior to such change in corporate structure or capitalization; and, provided, further, however, that unless the Committee in its sole discretion determines otherwise, any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no such adjustment or substitution by reason thereof shall be made with respect to, the number or class of shares reserved for issuance under the Plan, the number or class of shares covered by outstanding Awards or any option price or applicable price.

SECTION 4. ELIGIBILITY.


     Officers and other key salaried employees of the Company, its Subsidiaries and its Related Entities who are responsible for or contribute to the management, growth or profitability of the business of the Company, its Subsidiaries or its Related Entities shall be eligible to be granted Awards and any former officers and key salaried employees of the Company, its Subsidiaries and its Related Entities shall be eligible to be granted Reload Options with respect to Stock Options granted to them while they were employees; provided, however, with respect to an employee of a Related Entity, that such person was an employee of the Company, a Subsidiary or, if originally an employee of the Company or a Subsidiary, or another Related Entity immediately prior to becoming employed by such Related Entity and accepted employment with such Related Entity at the request of the Company or a Subsidiary. The Participants under the Plan shall be selected, from time to time, by the Committee, in its sole discretion, from among those Eligible Employees.


SECTION 5. STOCK OPTIONS.

     (a) Grant and Exercise. Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may, from time to time, approve, and the terms and conditions of Stock Option Awards need not be the same with respect to each Optionee. Optionees shall enter into a Stock Option agreement ("Stock Option Agreement") with the Company, in such form as the Committee shall determine, which agreement shall set forth, among other things, the option price of the option, the term of the option and conditions regarding exercisability of the option granted thereunder.

          (i) Nature of Options. The Committee shall have the authority to grant any Participant either Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights or Limited Stock Appreciation Rights), except that the Committee shall not grant any Incentive Stock Options to an employee of a Related Entity. Any Stock Option which does not qualify as an Incentive Stock Option, or the terms of which at the time of its grant provide that it shall not be treated as an Incentive Stock Option, shall constitute a Nonqualified Stock Option.

          (ii) Exercisability. Subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, Stock Options shall be exercisable from time to time to the extent of 40% of the number of shares of Stock covered by the Stock Option on and after the first anniversary and before the second anniversary of the date of grant of the Stock Option, to the extent of 70% of the number of shares of Stock covered by the Stock Option on and after the second anniversary and before the third anniversary of the date of grant of the Stock Option and to the extent of 100% of the number of shares of Stock covered by the Stock Option on and after the third anniversary of the date of grant of the Stock Option and before the expiration of the stated term of the Stock Option (or to such lesser extent as the Committee in its sole discretion shall determine at the time of grant or to such greater extent as the Committee in its sole discretion shall determine at or after the time of grant).

          (iii) Method of Exercise. Stock Options may be exercised by giving written notice of exercise delivered in person or by mail as required by the terms of any Stock Option Agreement at the Company's principal executive office, specifying the number of shares of Stock with respect to which the Stock Option is being exercised, accompanied by payment in full of the option price in cash or its equivalent as determined by the Committee in its sole discretion. If requested by the Committee, the Optionee shall deliver to the Company the Stock Option Agreement evidencing the Stock Option being exercised for notation thereon of such exercise and return thereafter of such agreement to the Optionee. As determined by the Committee in its sole discretion at or after the time of grant, payment of the option price in full or in part may also be made in the form of shares of unrestricted Stock already owned by the Optionee (based on the Fair Market Value of the Stock on the date the Stock Option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment of the option price in the form of already owned shares of Stock may be authorized only at the time of grant. An Optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares of Stock subject to the Stock Option when the Optionee has given written notice of exercise, has paid in full for such shares of Stock, and, if requested, has made the representations described in Section 13(a) of the Plan.

          (iv) Reload Options. The Committee shall have the authority to specify, at the time of grant or, with respect to Nonqualified Stock Options, at or after the time of grant, that an Optionee shall be granted a Nonqualified Stock Option (a "Reload Option") in the event such Optionee exercises all or a part of a Stock Option (an "Original Option") by surrendering in accordance with Section 5(a)(iii) of the Plan already owned shares of unrestricted Stock in full or partial payment of the option price under such Original Option, subject to the availability of shares of Stock under the Plan at the time of such exercise; provided, however, that no Reload Option shall be granted to a Nonemployee Director (as defined in Section 9 of the Plan). Each Reload Option shall cover a number of shares of Stock equal to the number of shares of Stock surrendered in payment of the option price under such Original Option, shall have an option price per share of Stock equal to the Fair Market Value of the Stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the Original Option. A Reload Option shall be exercisable at any time and from time to time from and after the date of grant of such Reload Option (or, as the Committee in its sole discretion shall determine at or after the time of grant, at such time or times as shall be specified in the Reload Option); provided, however, that a Reload Option granted to a director or officer of the Company shall not be exercisable during the first six months from the date of grant of such Reload Option. Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions, consistent with this Section 5(a)(iv), as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. A Reload Option shall contain such other terms and conditions, which may include a restriction on the transferability of the shares of Stock received upon exercise of the Original Option representing at least the after-tax profit received upon exercise of the Original Option, as the Committee in its sole discretion shall deem desirable and which may be set forth in rules or guidelines adopted by the Committee or in the Stock Option Agreements evidencing the Reload Options.

     (b) Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

          (i) Option Price. The option price per share of Stock purchasable under a Stock Option (other than a Reload Option) shall be determined by the Committee at the time of grant, but shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary when an Incentive Stock Option is granted to such Participant, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be not less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee at the time of grant, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if any Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary when an Incentive Stock Option is granted to such Participant, such Stock Option (to the extent required by the Code at time of grant) shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

          (iii) Transferability of Options. No Stock Options shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Optionee's lifetime, only by the Optionee.

          (iv) Option Exercise After Termination by Reason of Disability or Retirement. If an Optionee's employment with the Company, any Subsidiary or any Related Entity terminates by reason of Disability or Retirement, any Stock Option held by such Optionee may thereafter be exercised for a period of five years (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of exercise have been entitled to exercise the Stock Option if such Optionee had continued to be employed by the Company, such Subsidiary or such Related Entity (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant). In the event of a termination of employment by reason of Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (v) Option Exercise After Termination by Consent. If an Optionee's employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary under mutually satisfactory conditions or if an Optionee's employment with a Related Entity is terminated under conditions mutually satisfactory to such Related Entity and the Optionee, the Committee, in its sole discretion, may permit the Optionee to exercise any Stock Option held by such Optionee for a period of one year (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of exercise have been entitled to exercise the Stock Option if such Optionee had continued to be employed by the Company, such Subsidiary or such Related Entity (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant). If an Optionee's employment with the Company or any Subsidiary is terminated in connection with such Optionee's acceptance of employment, at the request of the Company or a Subsidiary, with a Related Entity (or an Optionee's employment with one Related Entity is terminated in connection with such Optionee's acceptance of employment, at the request of the Company or a Subsidiary, with another Related Entity), the Committee in its sole discretion may permit the Optionee to exercise any Stock Option held by such Optionee after the date of such termination at any time until the expiration of the stated term of such Stock Option (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant), to the extent that the Optionee would on the date of exercise have been entitled to exercise such Stock Option if such Optionee had continued to be employed by the Company or such Subsidiary (or such initial Related Entity), provided that the Optionee has been in continuous employ with the Related Entity to which such Optionee has moved from the date of acceptance of employment therewith until the date of exercise. In the event of a termination of employment by the Company, any Subsidiary or any Related Entity under mutually satisfactory conditions, if an Incentive Stock Option is exercised after the expiration of the exercise period that applies for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (vi) Option Exercise After Termination by Death. If (x) an Optionee's employment with the Company, any Subsidiary or any Related Entity terminates by reason of death, (y) an Optionee dies within the five year period (or such shorter period as the Committee shall have specified for exercise in accordance with Section 5(a)(iv) of the Plan) following termination by reason of Disability or Retirement as set forth in Section 5(a)(iv) of the Plan or (z) an Optionee dies within the one year period (or such shorter period as the Committee shall have specified for exercise in accordance with Section 5(a)(v) of the Plan) following termination under mutually satisfactory conditions as set forth in the first sentence of
     Section 5(a)(v) of the Plan, any Stock Option held by such Optionee may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee for a period of one year (or such shorter period as the Committee in its sole discretion shall specify at or after the time of grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter, to the extent to which the Optionee would on the date of exercise have been entitled to exercise the Stock Option if such Optionee had continued to be employed by the Company, such Subsidiary or such Related Entity (or to such greater or lesser extent as the Committee in its sole discretion shall determine at or after the time of grant).

          (vii) Restriction on Exercise After Termination. Notwithstanding the provisions of this Section 5, but subject to the provisions of Section 12 of the Plan, the exercise of any Stock Option after termination of employment shall be subject to satisfaction of the conditions precedent that the Optionee neither, (x) takes other employment or renders services to others without the written consent of the Company, nor (y) conducts himself in a manner adversely affecting the Company.

          (viii) Other Termination. Except as otherwise provided in this Section 5 or Section 12 of the Plan, or as determined by the Committee in its sole discretion, if an Optionee's employment with the Company, any Subsidiary or any Related Entity terminates, all Stock Options held by the Optionee will terminate.

          (ix) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or any Subsidiary become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000; provided, however, that if the aggregate Fair Market Value (so determined) of the shares of Stock covered by such options exceeds $100,000 during any year in which they become exercisable, such options with a Fair Market Value in excess of $100,000 will be Nonqualified Stock Options.

SECTION 6. STOCK APPRECIATION RIGHTS.

     (a) Grant and Exercise. Stock Appreciation Rights may be granted either in conjunction with all or part of any Stock Option granted under the Plan ("Related Stock Appreciation Rights") or alone ("Freestanding Stock Appreciation Rights") and, in either case, in addition to other Awards granted under the Plan. Participants shall enter into a Stock Appreciation Rights agreement with the Company if requested by the Committee, in such form as the Committee shall determine.

          (i) Time of Grant. Related Stock Appreciation Rights related to a Nonqualified Stock Option may be granted either at or after the time of the grant of such Nonqualified Stock Option. Related Stock

     Appreciation Rights related to an Incentive Stock Option may be granted only at the time of the grant of such Incentive Stock Option. Freestanding Stock Appreciation Rights may be granted at any time.

          (ii) Exercisability. Related Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5(a)(ii) of the Plan and Freestanding Stock Appreciation Rights shall be exercisable, subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after the time of grant, from time to time, to the extent that Stock Options are exercisable in accordance with the provisions of Section 5(a)(ii) of the Plan; provided, however, that any Stock Appreciation Right granted to a director or officer of the Company shall not be exercisable during the first six months from the date of grant of such Stock Appreciation Right, except that this additional limitation shall not apply in the event of death or Disability of the director or officer prior to the expiration of the six-month period. A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the option price of such Stock Option.

          (iii) Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant by giving written notice of exercise delivered in person or by mail as required by the terms of any agreement evidencing the Stock Appreciation Right at the Company's principal executive office, specifying the number of shares of Stock in respect of which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver to the Company the agreement evidencing the Stock Appreciation Right being exercised and, in the case of a Related Stock Appreciation Right, the Stock Option Agreement evidencing any related Stock Option, for notation thereon of such exercise and return thereafter of such agreements to the Participant.

          (iv) Amount Payable. Upon the exercise of a Related Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the option price per share specified in the related Stock Option, multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment.

     Upon the exercise of a Freestanding Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise over the price per share specified in the Freestanding Stock Appreciation Right, which shall be not less than 100% of the Fair Market Value of the Stock on the date of grant, multiplied by the number of shares of Stock in respect of which the Freestanding Stock Appreciation Right shall have been exercised, with the Committee having in its sole discretion the right to determine the form of payment.

     (b) Terms and Conditions. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

          (i) Term of Stock Appreciation Rights. The term of a Related Stock Appreciation Right shall be the same as the term of the related Stock Option. A Related Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the exercise, termination, cancellation or surrender of the related Stock Option, except that, unless otherwise provided by the Committee in its sole discretion at or after the time of grant, a Related Stock Appreciation Right granted with respect to less than the full number of shares of Stock covered by a related Stock Option shall terminate and no longer be exercisable if and to the extent that the number of shares of Stock covered by the exercise, termination, cancellation or surrender of the related Stock Option exceeds the number of shares of Stock not covered by the Related Stock Appreciation Right.

     The term of each Freestanding Stock Appreciation Right shall be fixed by the Committee, but no Freestanding Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

          (ii) Transferability of Stock Appreciation Rights. Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5(b) (iii) of the Plan.

          (iii) Termination of Employment. In the event of the termination of employment of an Optionee holding a Related Stock Appreciation Right, such right shall be exercisable to the same extent that the related Stock Option is exercisable after such termination.

     In the event of the termination of employment of the holder of a Freestanding Stock Appreciation Right, such right shall be exercisable to the same extent that a Stock Option with the same terms and conditions as such Freestanding Stock Appreciation Right would have been exercisable in the event of the termination of employment of the holder of such Stock Option.

SECTION 7. LIMITED STOCK APPRECIATION RIGHTS.

     (a) Grant and Exercise. Limited Stock Appreciation Rights may be granted either in conjunction with all or part of any Stock Option granted under the Plan ("Related Limited Stock Appreciation Rights") or alone ("Freestanding Limited Stock Appreciation Rights") and, in either case, in addition to other Awards granted under the Plan. Participants shall enter into a Limited Stock Appreciation Rights agreement with the Company if requested by the Committee, in such form as the Committee shall determine.

          (i) Time of Grant. Related Limited Stock Appreciation Rights related to a Nonqualified Stock Option may be granted either at or after the time of the grant of such Nonqualified Stock Option. Related Limited Stock Appreciation Rights related to an Incentive Stock Option may be granted only at the time of the grant of such Incentive Stock Option. Freestanding Limited Stock Appreciation Rights may be granted at any time.

          (ii) Exercisability. Limited Stock Appreciation Rights can only be exercised within the sixty-day period following a Change in Control; provided, however, that any Limited Stock Appreciation Right granted to a director or officer of the Company must be held for a period of six months prior to a Change in Control, except that this additional limitation shall not apply in the event of death or Disability of the director or officer prior to the expiration of the six-month period.

          (iii) Amount Payable. Upon the exercise of a Limited Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash equal to the Change in Control Stock Appreciation (as defined in Section 12 of the Plan) of one share of Stock on the date of exercise, multiplied by the number of shares of Stock in respect of which the Limited Stock Appreciation Right shall have been exercised.

     (b) Other Provisions. The other provisions of Section 6 of the Plan shall apply to Limited Stock Appreciation Rights to the extent not inconsistent with the provisions of this Section 7.

SECTION 8. RESTRICTED STOCK UNITS AND PERFORMANCE STOCK UNITS.

     (a) Grant. Awards of Restricted Stock Units or Performance Stock Units may be granted either alone or in addition to other Awards granted under the Plan. Each Restricted Stock Unit or Performance Stock Unit represents the right to receive, subject to the terms and provisions of the Plan and any agreements evidencing such Awards, one share of Stock. If the Committee in its sole discretion so determines at the time of grant, a Participant to whom a Restricted Stock Unit Award or Performance Stock Unit Award has been granted may be credited with an amount equivalent to all cash dividends ("Dividend Equivalents") that would have been paid to the holder of such Restricted Stock Unit Award or Performance Stock Unit Award if one share of Stock for every Restricted Stock Unit or Performance Stock Unit awarded had been issued to the holder on the date of grant of such Restricted Stock Unit Award or Performance Stock Unit Award. The Committee shall determine the terms and conditions of each Restricted Stock Unit Award and Performance Stock Unit

Award including, without limitation, the number of Restricted Stock Units or Performance Stock Units to be covered by such Award, the restricted period applicable to Restricted Stock Unit Awards and the performance objectives applicable to Performance Stock Unit Awards. The Committee in its sole discretion may prescribe terms and conditions applicable to the vesting of such Restricted Stock Unit Awards or Performance Stock Unit Awards in addition to those provided in the Plan. The Committee shall establish such rules and guidelines governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of Dividend Equivalents, as it may deem desirable. The Committee in its sole discretion may at any time accelerate the time at which the restrictions on all or any part of a Restricted Stock Unit Award lapse or determine the performance objectives with respect to all or any part of a Performance Stock Unit Award to have been attained; provided, however, that the Committee shall not be entitled to exercise such discretion to the extent that the ability to exercise such discretion would cause the Performance Stock Unit Award to fail to qualify as other performance based compensation under Section 162(m) of the Code. Restricted Stock Unit Awards and Performance Stock Unit Awards shall not be transferable otherwise than by will or by the laws of descent and distribution. Shares of Stock shall be deliverable upon the vesting of Restricted Stock Unit Awards and Performance Stock Unit Awards for no consideration other than services rendered or, in the Committee's sole discretion, the minimum amount of consideration other than services (such as the par value per share of Stock) required to be received by the Company in order to assure compliance with applicable state law, which amount shall not exceed 10% of the Fair Market Value of such shares of Stock on the date of issuance. Each such Award shall be evidenced by a Restricted Stock Unit Award agreement ("Restricted Stock Unit Award Agreement") or Performance Stock Unit Award agreement ("Performance Stock Unit Award Agreement").

     (b) Terms and Conditions. Unless otherwise determined by the Committee in its sole discretion:

          (i) a breach of any term or condition provided in the Plan, the Restricted Stock Unit Award Agreement or the Performance Stock Unit Award Agreement or established by the Committee with respect to such Restricted Stock Unit Award or Performance Stock Unit Award will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any unvested Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation; and

          (ii) subject to Section 12 of the Plan, termination of such holder's employment with the Company, any Subsidiary or any Related Entity prior to the lapsing of the applicable restriction period or attainment of applicable performance objectives will cause a cancellation of the unvested portion of such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) and the Participant shall not be entitled to receive any consideration in respect of such cancellation.

     (c) Completion of Restriction Period and Attainment of Performance Objectives. To the extent that restrictions with respect to any Restricted Stock Unit Award lapse or performance objectives with respect to any Performance Stock Unit Award are attained and provided that other applicable terms and conditions have then been satisfied:

          (i) such of the Restricted Stock Units or Performance Stock Units as to which restrictions have lapsed or performance objectives have been attained shall become vested and the Committee shall cause to be issued and delivered to the Participant a stock certificate representing a number of shares of Stock equal to such number of Restricted Stock Units or Performance Stock Units, free of all restrictions, except as provided in
     Section 13(a) of the Plan; and

          (ii) any Dividend Equivalents credited in respect of such Restricted Stock Units or Performance Stock Units shall become vested to the extent that such Restricted Stock Units or Performance Stock Units shall have become vested and the Committee shall cause such Dividend Equivalents to be delivered to the Participant.

     Any such Restricted Stock Unit Award or Performance Stock Unit Award (including any Dividend Equivalents credited in respect thereof) that shall not have become vested at the end of the applicable restricted period or the period given for the attainment of performance objectives shall expire, terminate and be cancelled and the Participant shall not thereafter have any rights with respect to the Restricted Stock Units or Performance Stock Units (or any Dividend Equivalents credited in respect thereof) covered thereby.

SECTION 9. GRANT OF STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS TO NONEMPLOYEE DIRECTORS.

     Each person who is not an employee of the Company, any Subsidiary or any Related Entity and who on and after May 16, 1991 is elected or reelected as a director (a "Nonemployee Director") of the Company at any annual or special meeting of stockholders of the Company, shall as of the date of each such election or reelection automatically be granted an Award consisting of (a) a Stock Option to purchase 1,500 shares of Stock (as constituted at the time of the annual meeting of stockholders on May 16, 1991) for an option price equal to 100% of the Fair Market Value of the Stock on the date of such election or reelection and, (b) with respect to such number of shares of Stock, (i) a Related Stock Appreciation Right, the stock appreciation on which shall be payable all in cash, and (ii) a Limited Stock Appreciation Right, subject, in each case, to applicable law. The action of the stockholders in electing or reelecting a Nonemployee Director shall constitute the granting of the Award and the date on which the stockholders shall take such action shall be the date of granting of such Award. All such Stock Options shall be designated as Nonqualified Stock Options. Subject to Section 12 of the Plan, a Nonemployee Director must serve continuously as a Nonemployee Director of the Company for a period of twelve consecutive months from the date such Award is granted before he or she can exercise any part of such Award. Thereafter, on and after the first anniversary of the date of granting the Award and before the second anniversary, the Nonemployee Director may exercise the Award with respect to not more than 40% of the number of shares of Stock covered thereby, on and after the second anniversary and before the third anniversary, the Nonemployee Director may exercise the Award with respect to not more than 70% of the number of shares of Stock covered thereby, and on and after the third anniversary and before the expiration of the stated term of the Award, which shall be ten years from the date of its granting, the Nonemployee Director may at any time or from time to time exercise the Award with respect to all or any portion of the shares of Stock covered thereby. The Related Limited Stock Appreciation Right component of the Award shall be exercisable only as set forth in Section 7(a)(ii) of the Plan. If a Nonemployee Director's service with the Company terminates by reason of permanent and total disability or retirement from active service as a director of the Company, any Award held by such Nonemployee Director may be exercised for a period of five years from the date of such termination or until the expiration of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Nonemployee Director. If a Nonemployee Director's service with the Company terminates by reason of death or under mutually satisfactory conditions, or if a Nonemployee Director dies within the five-year period following termination by reason of permanent and total disability or retirement from active service as a director of the Company or within the one-year period following termination under mutually satisfactory conditions, any Award held by such Nonemployee Director may be exercised for a period of one year from the date of such termination or post-termination death, as the case may be, or until the expiration of the stated term of the Award, whichever is shorter, to the extent to which the individual would on the date of exercise have been entitled to exercise the Award if such individual had continued to serve as a Nonemployee Director. All applicable provisions of the Plan not inconsistent with this Section 9 shall apply to Awards granted to Nonemployee Directors; provided, however, that the Committee may not exercise discretion under any provision of the Plan with respect to Awards granted under this Section 9 to the extent that such discretion is inconsistent with Rule 16b-3. The maximum number of shares of Stock as to which Stock Options may be granted to any Nonemployee Director under both the Plan, as in effect through May 16, 2001, and under the Company's 1972 Stock Option Plan, as in effect through April 17, 1992, shall be 22,500 shares of Stock (as constituted at the time of the annual meeting of stockholders on May 16, 1991).

SECTION 10. AMENDMENT AND TERMINATION.

     The Board may amend, alter, or discontinue the Plan, in its sole discretion, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under any Award theretofore granted without such Participant's consent, or which, without the approval of the stockholders of the Company (where such approval is necessary to satisfy then-applicable requirements of Rule 16b-3, any Federal tax law relating to Incentive Stock Options or applicable state law), would:

          (a) except as provided in Section 3 of the Plan, increase the total number of shares of Stock which may be issued under the Plan;

          (b) except as provided in Section 3 of the Plan, decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the grant of the option;

          (c) change the class of employees eligible to participate in the Plan; or

          (d) extend (i) the period during which Stock Options may be granted or
     (ii) the maximum period of any Award under Sections 5(b)(ii) or 6(b)(i) of the Plan.

     Except as restricted herein with respect to Incentive Stock Options or otherwise, the Committee may amend or alter the terms and conditions of any Award theretofore granted, and of any agreement evidencing such Award, prospectively or retroactively, but no such amendment or alteration shall impair the rights of any Participant under such Award or agreement without such Participant's consent.

SECTION 11. UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan. With respect to any payments not yet made and due to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

SECTION 12. CHANGE IN CONTROL.

     The following acceleration and valuation provisions shall apply in the event of a Change in Control notwithstanding other provisions of the Plan or any provisions of any applicable agreement to the contrary:

          (a) In the event of a Change in Control:

             (i) any Stock Appreciation Right and any Stock Option awarded under the Plan not previously exercisable in full shall become fully exercisable, provided that any Stock Appreciation Right granted to a director or officer within six months prior to the date of a Change in Control shall not, except in the event of death or disability, be exercisable during the first six months from the date of granting of such Stock Appreciation Right;

             (ii) the restriction period applicable to any Restricted Stock Unit Award shall lapse, the performance objectives applicable to any Performance Stock Unit Award shall be deemed attained, and any other restrictions or conditions applicable to any Restricted Stock Unit Award or Performance Stock Unit Award shall be waived and the shares of Stock covered thereby and all unrestricted Dividend Equivalents credited in respect thereof shall be deemed fully vested; and

             (iii) any Participant holding an Award who is terminated by the Company or any Subsidiary for any reason within the two year period immediately following a Change in Control shall be permitted to exercise any Stock Option, Stock Appreciation Right or Limited Stock Appreciation Right after such termination of employment at any time (x) within the three month period commencing on the later of the date of termination of his or her employment or the date on which such Award would first be exercisable in accordance with the terms of the Plan had such termination not occurred or (y) until the stated term of such Award, whichever period is shorter.

          (b) For purposes of the Plan, "Change in Control" shall mean a Change in Control of the Company, which shall be deemed to have occurred if:

             (i) any Person (as defined in this Section 12) is or becomes the Beneficial Owner (as defined in this Section 12) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of securities directly from the Company);

             (ii) during any period of two consecutive years beginning after May 16, 1991, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

             (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any Subsidiary of the Company or such surviving entity, at least 80% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); or

             (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


          (c) For purposes of the definition of Change in Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company, any Subsidiary or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any Subsidiary, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of securities of the Company.


          (d) For purposes of the definition of Change in Control, a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange
     Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder; in either case described in clause (x) or clause
     (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (e) For purposes of this Section 12, "Change in Control Stock Appreciation" with respect to any share of Stock shall mean an amount equal to the excess, if any, of

             (i) the higher of (x) the Fair Market Value of such share on the date the Limited Stock Appreciation Right is exercised or (y) (A) in the case of transactions described in clauses (i) or (iii) of the Change in Control definition, the highest per share price paid (below called the "Highest

        Price") for shares of Stock in the transaction constituting the Change in Control, (B) in the case of a transaction described in clause (ii) of the Change in Control definition which occurs in connection with a transaction described in clauses (i), (iii), or (iv) of the Change in Control definition, the Highest Price, (C) in the case of a transaction described in clause (ii) of the Change in Control definition which does not occur in connection with a transaction described in clauses (i),
        (iii) or (iv) of the Change in Control definition, the average of the daily closing prices per share of Stock of the Company on the New York Stock Exchange, if such shares are traded thereon, or, if not, such other national securities exchange on which such shares are admitted to trade or, if none, the National Association of Securities Dealers Automated Quotation System if such shares are admitted for quotation thereon, on the thirty consecutive trading days immediately preceding the Change in Control or (D) in the case of a transaction described in clause (iv) of the Change in Control definition, the equivalent of the Highest Price as determined by the Committee, over

             (ii) in the case of a Related Limited Stock Appreciation Right, the option price specified in the related Stock Option and, in the case of a Freestanding Limited Stock Appreciation Right, the price per share specified therein, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant; provided, however, that with respect to a Related Limited Stock Appreciation Right associated with a Stock Option which is an Incentive Stock Option immediately prior to the exercise of such Limited Related Stock Appreciation Right, the Change in Control Stock Appreciation thereon shall not exceed the maximum amount which will permit such Stock Option to continue to qualify as an Incentive Stock Option.

SECTION 13. GENERAL PROVISIONS.

     (a) The Committee may require each Optionee purchasing shares of Stock pursuant to a Stock Option to represent to and agree with the Company in writing that such Optionee is acquiring the shares of Stock without a view to distribution thereof.

     All certificates for shares of Stock delivered under the Plan and, to the extent applicable, all evidences of ownership with respect to Dividend Equivalents delivered under the Plan, shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or quotation system on which the Stock is admitted for trading and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company, any Subsidiary or any Related Entity any right to continued employment with the Company, any Subsidiary or any Related Entity, as the case may be, nor shall it interfere in any way with the right of the Company, any Subsidiary or any Related Entity to terminate the employment of any of its employees at any time.

     (c) Each Participant shall be deemed to have been granted any Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized; provided, however, that a Reload Option shall be deemed to have been granted on the date on which is exercised the Original Option in respect of the exercise of which such Reload Option is granted or such later date as the Committee in its sole discretion shall determine prior to the date on which such exercise occurs.

     (d) Unless the Committee otherwise determines, each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the

Company (and, where applicable, its Subsidiaries and its Related Entities) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     A Participant (other than a Nonemployee Director) may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued upon the exercise of a Stock Option or Stock Appreciation Right or upon the vesting of any Restricted Stock Unit Award or Performance Stock Unit Award a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value that would satisfy the withholding amount due. With respect to any Participant who is a director or officer, the following additional restrictions shall apply:

          (i) the election to satisfy tax withholding obligations relating to the exercise of a Stock Option or Stock Appreciation Right or to the vesting of a Restricted Stock Unit Award or Performance Stock Unit Award in the manner permitted by this subsection (d) shall be made either (x) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date, or (y) at least six months prior to the date on which the amount of tax to be withheld upon the exercise of such Stock Option or Stock Appreciation Right or the vesting of such Restricted Stock Unit Award or Performance Stock Unit Award is determinable;

          (ii) such election shall be irrevocable;

          (iii) such election shall be subject to the consent or disapproval of the Committee; and

          (iv) such election shall not be made within six months of the date of the grant of such Award.

     (e) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, failure to act, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, failure to act, determination or interpretation.

     (f) The Plan is intended to satisfy the conditions of Rule 16b-3, and all interpretations of the Plan shall, to the extent permitted by law, regulations and rulings, be made in a manner consistent with and so as to satisfy the conditions of Rule 16b-3. The phrase "director or officer" as used in the Plan means any director or officer who is subject to the provisions of Section 16(b) of the Exchange Act. Any provision of the Plan or the application of any provision of the Plan inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

     In interpreting and applying the provisions of the Plan, any Stock Option granted as an Incentive Stock Option pursuant to the Plan shall to the extent permitted by law, regulations and rulings be construed as, and any ambiguity shall be resolved in favor of preserving its status as, an "incentive stock option" within the meaning of Section 422 of the Code. Once an Incentive Stock Option has been granted, no action by the Committee that would cause such Stock Option to lose its status under the Code as an "incentive stock option" shall be effective as to such Incentive Stock Option unless taken at the request of or with the consent of the Optionee.

     Notwithstanding any provision to the contrary in the Plan or in any Incentive Stock Option granted pursuant to the Plan, if any change in law or any regulation or ruling of the Internal Revenue Service shall have the effect of disqualifying any Stock Option granted under the Plan which is intended to be an "incentive stock option" within the meaning of Section 422 of the Code, the Stock Option granted shall nevertheless continue to be outstanding as and shall be deemed to be a Nonqualified Stock Option under the Plan.

     (g) A Participant may elect, on or after the date of grant of any Award, to defer receipt of all or any portion of the proceeds of such Award or any Dividend Equivalents in connection therewith, whether in the form of cash or shares of Stock, deliverable to such Participant upon the exercise, vesting or payment of any such Award or Dividend Equivalents, in each case to the extent permitted by and subject to the terms and conditions set forth in any deferral or similar plan or arrangement enacted by the Board or the Committee in its sole discretion.


     (h) Nothing in this Plan shall be interpreted to preclude the Corporation from granting Awards under, or paying compensation outside the parameters of, the Plan including, without limitation, base salaries, awards under any other plan of the Corporation or its Subsidiaries (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Code or otherwise, should the Board or any committee thereof (including the Committee), whichever is applicable, determine that such action is in the best interests of the Corporation and its stockholders.


SECTION 14. EFFECTIVE DATE OF PLAN.

     The Plan shall be effective on the date it is approved by the affirmative vote of the holders of a majority of the shares of Stock of the Company present in person or by proxy at the Annual Meeting of Stockholders on May 16, 1991.

SECTION 15. TERM OF PLAN.

     No Award shall be granted under the Plan on or after the tenth anniversary of the date the Plan is approved by the Company's stockholders, provided, however, that Awards granted prior to such tenth anniversary may extend beyond that date; and provided, further, however, that Reload Options may be granted on or after such tenth anniversary, but no Reload Option shall be exercisable after any date which is later than the date on which a Stock Option granted prior to such tenth anniversary could be exercised.

             (AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 3, 1994


                SUBJECT TO STOCKHOLDER APPROVAL ON MAY 19, 1994)


                              CHRYSLER CORPORATION
                           LONG-TERM PERFORMANCE PLAN

    (Being the Terms and Conditions of the Performance Stock Unit Provisions of the Chrysler Corporation 1991 Stock Compensation Plan)

                             Effective May 16, 1991

                       (As Amended Through May 19, 1994)


1. PURPOSE

     The purpose of the Chrysler Corporation Long-Term Performance Plan (below called the Plan) is to provide an incentive to the officers and other key salaried employees (below called collectively Employees) of Chrysler Corporation (below called Chrysler), its subsidiaries and its Related Entities (as defined in the Stock Compensation Plan) (Chrysler, its subsidiaries and Related Entities collectively below called the Corporation) by enabling them to earn shares of common stock of Chrysler (below called the Chrysler Common Stock) as a reward for the achievement of long-term goals and objectives of the Corporation. The Plan sets forth the terms and conditions of performance stock unit awards granted by the Committee (as defined below) under the Stock Compensation Plan (as defined below). All capitalized terms used below shall have the meanings ascribed to them in Section 2 below.

2. DEFINITIONS

     "Board" -- means the Board of Directors of Chrysler.

     "Change in Control" -- has the meaning set forth in the Stock Compensation Plan.

     "Committee" -- means the Stock Option Committee of the Board, being the committee appointed by the Board to administer the performance stock unit provisions of the Stock Compensation Plan.

     "Fair Market Value" -- means for purposes of Performance Shares, the mean of the high and low trading prices of Chrysler Common Stock on the date on which it is to be valued hereunder, as reported on the New York Stock Exchange, or if the Exchange is closed on such day, the next preceding day on which the Exchange was open for trading.

     "Participant" -- means an Employee who is selected by the Committee to receive an award of Performance Shares under the Stock Compensation Plan.

     "Performance Cycle" or "Cycle" -- means the period of years determined by the Committee during which the performance of the Corporation is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Goals" -- means one or more corporate objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned. Such objectives shall relate to: quality, customer satisfaction, profitability, net margin as a percentage of revenue, return on sales, return on capital, breakeven, productivity, and/or debt to capitalization.

     "Performance Share" -- means an award expressed as one share of Chrysler Common Stock contingently awarded under the Stock Compensation Plan (also termed, under the Stock Compensation Plan, a Performance Stock Unit), the terms and conditions of which award are governed by this Plan.

     "Stock Compensation Plan" -- means the Chrysler Corporation 1991 Stock Compensation Plan.

3. STOCK OPTION COMMITTEE

     The Board has appointed not less than three Directors of Chrysler to be the Committee to administer this Plan. All of the members of the Committee are "disinterested persons" (which term as used herein shall have the meaning ascribed to it in Rule 16b-3 under the Securities Exchange Act of 1934, or in any amendment thereof in effect at the relevant time). The Committee shall have authority, in its discretion, to amend the terms of this Plan and to prescribe, amend, and rescind rules and regulations relating to this Plan.

4. ELIGIBILITY


     All Eligible Employees (as defined in the Stock Compensation Plan) are eligible to be Participants under this Plan.


5. PERFORMANCE CYCLES


     During 1991 the Committee shall establish Performance Cycles for the years 1991 through 1993. During each of the years 1992 and thereafter the Committee may, but shall not be required to, establish a new Performance Cycle with respect to a future period, which shall not be less than two nor more than five years. The Committee shall have sole and complete authority to determine the duration of each Performance Cycle. More than one Performance Cycle may be in effect at any one time, and the duration of one Performance Cycle may differ from another.


6. PERFORMANCE GOALS

     The Committee shall establish one or more Performance Goals for each Performance Cycle consisting of such criteria and for the accomplishment of such corporate objectives as the Committee may designate prior to the beginning of each Performance Cycle. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation or changes in applicable tax laws or accounting principles.

7. PERFORMANCE AWARDS


     At the commencement of each Performance Cycle the Committee shall (a) award to each Participant the number of Performance Shares that would be deliverable to the Participant if the Performance Goals for that Cycle are fully achieved at a 100% level of performance, which number shall be determined by dividing an amount (expressed as a percentage -- not to exceed 80% -- of the Participant's base salary, or the average base salary or midpoint of the salary range of a class of Participants, at the time of the award), by the then fair market price of Chrysler Common Stock and (b) establish a range within which greater or lesser percentages (including a minimum and maximum percentage) of the number of shares awarded as Performance Shares would be earned based on the actual performance level attained. The maximum of such range shall not exceed 125% of the number of shares awarded as Performance Shares.


     When a person becomes employed by the Corporation in, or is promoted by the Corporation to, a position that constitutes him an Employee eligible to participate in the Plan, the Committee may, in its sole discretion, award to such person Performance Shares for one or more Performance Cycles commenced and then in progress.

     Except as otherwise provided in Section 13 below, the Committee may, in its sole discretion, supplement any award previously made to any Participant, provided that such award has not yet been earned out and paid.

8. PAYMENT OF PERFORMANCE SHARES


     The Committee shall determine the percentage of the Performance Shares which were earned by each Participant with respect to each Performance Cycle. Such determination shall be made by considering the Corporation's performance in relation to the Performance Goals established for that Performance Cycle and deriving therefrom a percentage of attainment of the Performance Goals. Such percentage (but not more than 125%) multiplied by the number of shares awarded as Performance Shares to each Participant shall be the number of shares of Chrysler Common Stock earned and to be delivered to such Participant. Such shares shall be shares held by the Corporation in its treasury.

     A Participant may elect, on or after the date of grant of any award and before the year in which such award is to be paid, to defer receipt of all or any portion of the Performance Shares deliverable to such Participant upon earning such award, subject to the terms and conditions contained in any applicable deferral or similar plan or arrangement.

9. DIVIDEND EQUIVALENTS

     Participants shall be entitled to receive cash payments equivalent to the dividend payments, if any, made to the owners of Chrysler Common Stock during the Performance Cycle, on the dates such dividend payments are made. Such payments are payable from and after the date Performance Shares are awarded (i.e., during the relevant Performance Cycle) without regard to the attainment of Performance Goals.

10. TERMINATION OF EMPLOYMENT

     A Participant must be an Employee at the end of a Performance Cycle in order to be entitled to payment of Performance Shares in respect of such Cycle; provided, however, that in the event a Participant ceases to be an Employee prior to the end of that Cycle (a) by reason of death, disability under any disability plan of the Corporation, or retirement at or after age 65 under a pension plan of the Corporation, he (or the legal representative of his estate or his legatees) shall continue to earn, as if he had not ceased to be an Employee, any Performance Shares awarded to him for that Cycle, or (b) by reason of layoff, or by reason of retirement before age 65 under a pension plan of the Corporation, the Committee, in its discretion and after taking into consideration the performance of such Participant and the performance of the Corporation during the Cycle, may authorize payment to such Participant with respect to some or all of the Performance Shares awarded to him for that Cycle. No award of Performance Shares shall confer upon any Employee any right to continued employment with the Corporation nor shall it interfere with the right of the Corporation to terminate the employment of any Employee at any time.

11. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure or capitalization affecting the Chrysler Common Stock, outstanding awards of Performance Shares shall be adjusted as and to the extent provided in Section 3 of the Stock Compensation Plan.

12. CHANGE IN CONTROL

     A Change in Control shall have the effects set forth in Section 12 of the Stock Compensation Plan.

13. INTERPRETATION

     The Committee shall have full power and authority to interpret and construe this Plan and its interpreting and construing of this Plan and acts and determinations pursuant to this Plan in good faith shall be final and conclusive, and binding upon the Participants. This Plan sets forth the terms and conditions of awards of Performance Shares under the Stock Compensation Plan; the provisions of the Stock Compensation Plan and the interpretations thereof, to the extent applicable, shall govern in the event of any conflict with the provisions of this Plan and the interpretations thereof.

     Notwithstanding anything else contained in this Plan to the contrary, if any award of Performance Shares is intended at the time of grant to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

     Nothing in this Plan shall be interpreted to preclude Chrysler from granting awards under, or paying compensation outside the parameters of, the Plan including, without limitation, base salaries, awards under any other plan of Chrysler (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Code or otherwise, should the Board or any committee thereof (including the Committee), whichever is applicable, determine that such action is in the best interests of Chrysler and its stockholders.

             (AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 3, 1994


                SUBJECT TO STOCKHOLDER APPROVAL ON MAY 19, 1994)


                              CHRYSLER CORPORATION
                          INCENTIVE COMPENSATION PLAN

                           Effective January 1, 1970

                       (As Amended Through May 19, 1994)


1. PURPOSE


     The purpose of the Chrysler Corporation Incentive Compensation Plan (below called the Plan or this Plan) is to encourage the continued and energetic efforts of officers and key salaried employees (below called collectively Employees) of Chrysler Corporation (below called Chrysler) and its subsidiaries (Chrysler and its subsidiaries collectively below called the Corporation) on behalf of the Corporation by enabling them to share in the profits of the Corporation, in accordance with the resolution adopted by the Stockholders of Chrysler at their Annual Meeting on April 16, 1929, as they amended it at their Annual Meeting on April 17, 1956, and at their Special Meeting on April 16, 1963, and at their Annual Meetings on April 15, 1969, April 18, 1972, June 7, 1984, May 20, 1993 and May 19, 1994, and as it may be further amended from time to time (below called the Stockholders' Resolution).


2. INCENTIVE COMPENSATION COMMITTEE

     The Board of Directors of Chrysler (below called the Board) shall appoint not less than three Directors of Chrysler, none of whom shall be entitled to receive funds or securities pursuant to any Incentive Plan (as defined in the Stockholders' Resolution) of Chrysler, to be an Incentive Compensation Committee (below called the Committee) to administer this Plan. All of the members of the Committee shall be "disinterested persons" (which term as used herein shall have the meaning ascribed to it in Rule 16b-3 under the Securities Exchange Act of 1934, or in any amendment thereof in effect at the relevant time). The Committee may designate a Secretary, one or more Assistant Secretaries and an Administrator, none of whom need be Directors of Chrysler. Subject to the provisions of this Plan, the Committee shall have authority, in its discretion, to prescribe, amend, and rescind rules and regulations relating to this Plan.

3. INCENTIVE COMPENSATION FUND

     For each fiscal year the Board shall authorize and approve the amount to be provided out of the earnings of the Corporation for such fiscal year for purposes of this Plan and the Chrysler Corporation Long-Term Incentive Plan (below called the Long-Term Plan, this Plan and the Long-Term Plan collectively below called the Plans), not to exceed the amount permitted by the Stockholders' Resolution, and shall authorize and direct the proper officers of the Corporation (a) to set aside such amount and to add to it (b) any amount authorized and approved by the Board for any prior fiscal year but not previously awarded and (c) any amount awarded for any prior fiscal year that has been forfeited. The sum of all such amounts (or such part thereof as the Board may determine should be made available for awards for any fiscal year) shall be the Incentive Compensation Fund for that fiscal year (below called the Fund). Any part of such sum that the Board determines shall not be made available for awards for any fiscal year shall be carried forward and may be awarded in a subsequent fiscal year.

4. ELIGIBILITY

     The Committee, in its sole and absolute discretion, shall have full power to determine by salary, salary grade, salary band, classification, or otherwise, the Employees (including those who have retired or died or have been granted a leave of absence or were laid off during the year) who shall be eligible for consideration to participate in the Plans in any year, except that the Committee may not determine as eligible for consideration to participate in the Plans any Employee who was eligible at any time in that year to participate in any other

Incentive Plan of the Corporation as defined in the Stockholders' Resolution. Employees shall not be ineligible for consideration to participate in the Plans by reason of their eligibility to participate in any Performance Award Plan or in any Savings and Investment Plan, both as defined in the Stockholders' Resolution, or in any Stock Option Plan, or any Performance Award Plan adopted under any Stock Option Plan, of Chrysler or any of its subsidiaries or in any successor plan or programs adopted to replace any such plan or programs.

5. SELECTING PARTICIPANTS AND DETERMINING AWARDS

     Each year the Committee, in accordance with such rules as it may prescribe, shall:

          (a) select from the Employees eligible for consideration to participate in the Plans those Employees who are to participate for that year;


          (b) award under this Plan to certain of the Employees so selected (below called Participant) such share of the Fund as the Committee shall determine (below called an Award); provided, however, that the maximum amount of such share that may be awarded to a Participant for any year shall not exceed an amount equal to two hundred percent (200%) of the Participant's base salary; and


          (c) award under the Long-Term Plan to certain of the Employees so selected, in accordance with the terms of the Long-Term Plan, such share of the Fund as the Committee shall determine.

     An Employee may receive an Award under this Plan and an award under the Long-Term Plan in the same year.

     The Committee shall have full and final authority in performing these duties, but shall report to the Board the share of the Fund awarded to each Employee under this Plan and under the Long-Term Plan, expressed in dollar amounts and/or percentage of base salary or performance share awards or award units or otherwise, as the Committee shall determine.

     Notwithstanding anything else contained in this Plan to the contrary, if any Award is intended at the time of grant to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"), to the extent required to so qualify any Award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

6. TARGET AWARDS


     A Target Award for each Participant will be established each fiscal year by the Committee. Each Target Award will be expressed as a percent (not in excess of 160%) of the Participant's base salary, or the average base salary or midpoint of the salary range of a class of Employees. An Employee who first becomes eligible for an Award, and is selected as a Participant, after the beginning of a given year will have his or her Target Award established on a pro rata basis for the number of months he or she is eligible during such year.


7. CORPORATE PERFORMANCE GOALS


     The Committee will establish one or more performance goals ("Performance Goals") consisting of such criteria and for the accomplishment of such corporate objectives as the Committee may designate prior to the beginning of each award year relating to the following: quality, customer satisfaction, profitability, net margin as a percentage of revenue, return on sales, return on capital, breakeven, productivity, and/or debt to capitalization. However, the Committee shall have the discretion to change and/or add goals and to modify the objectives designated in relation to previously established goals.

8. CORPORATE PERFORMANCE EVALUATION


     After the end of each year, the Committee will determine the percentage of attainment of each Performance Goal established for that year. Target Award amounts will then be adjusted by multiplying the Target Award amounts by the corporate performance percentage. For purposes of the above calculation, (a) a corporate performance percentage of less than 25% will result in no Awards being paid, and (b) a corporate performance percentage in excess of 125% will result in Target Award amounts being adjusted by 125%.


9. PAYING AND EARNING OUT OF AWARDS UNDER THIS PLAN

     Awards under this Plan shall be paid to Participants in one lump sum, unless the Committee, in its discretion, determines that an Award shall be paid in installments.

     A Participant will have earned out under this Plan an Award payable in one lump sum, or the first installment of an Award payable in installments, if his or her employment with the Corporation has been continuous (a) up to the date of payment of the Award payable in one lump sum, or of the first installment of the Award payable in installments, as the case may be, or (b) up to the date of the Participant's retirement or death if he or she should retire or die before the date of such payment, or (c) up to the date the Participant was granted a leave of absence if such leave of absence was granted before the date of such payment, or (d) up to the date the Participant was laid off if he was laid off before the date of such payment. A Participant will have earned out a subsequent installment if his or her employment with the Corporation has been continuous up to and including (a) the December 31 immediately preceding the date the installment is payable, or (b) the date of the Participant's death if he or she should die before such December 31, or (c) such date as the Corporation may determine under all other circumstances.

     A Participant whose employment with the Corporation is terminated other than by death will not thereafter earn out under this Plan any installment of an Award payable in installments unless the Corporation expressly consents in writing to waive the condition of continuous employment with the Corporation, and the Participant thereafter will earn out each installment only if up to and including the December 31 immediately preceding the date the installment is payable the Participant neither (a) takes other employment or renders services to others without the written consent of the Corporation, nor (b) conducts himself or herself in a manner adversely affecting the Corporation, the determination by the Committee that a Participant has so conducted himself or herself to be final and conclusive.

     Any installment which a Participant fails to earn out under this Plan shall be forfeited and included in the Fund for a subsequent year as provided in paragraph 3.

     Nothing in this Plan shall prevent the Corporation from discharging or requesting the resignation of any Participant.

     An Award payable in one lump sum, or the first installment of an Award payable in installments, shall be paid to the Participant on such date as the Committee shall determine, and if the Participant complies with the conditions for earning out a subsequent installment, it shall be paid to him or her on such date in the year in which it is payable as the Committee shall determine.

     Any lump sum payment or installment earned out under this Plan and payable to a Participant who is deceased shall be paid to his or her legal representative in such manner and at such time as it would have been paid to the Participant were he or she then alive and in the employ of the Corporation.

10. FORM OF PAYMENTS UNDER THIS PLAN

     The Committee in its sole and absolute discretion shall determine for any year whether under this Plan the lump sum payment or the installment of any Awards payable in that year shall be paid in cash or in shares of Chrysler stock, or partly in cash and partly in shares of Chrysler stock, the shares to be shares held by the Corporation in its treasury or purchased by the Corporation in the market for distributing in place of cash, the shares to be valued for this purpose in accordance with the Stockholders' Resolution, with cash in place of fractional shares.

11. DEFERRAL OF PAYMENT

     A Participant may voluntarily elect to defer receipt of payment under this Plan of all or any part of an Award payable in one lump sum or of any installment of an Award payable in installments upon such terms and conditions as the Committee may prescribe.

12. COSTS

     All costs of administering the Plans shall be borne by the Corporation and shall not be charged against the Fund.

13. PAYMENTS UPON A CHANGE IN CONTROL

     Notwithstanding any other provisions hereof, if a "Change in Control" (as defined in paragraph 13(D) hereof) of Chrysler shall occur, the following shall be paid, in cash, no later than the tenth day following such Change in Control:
(a) all unpaid installments of an Award payable in installments pursuant to paragraph 9 of this Plan, (b) all voluntary deferrals made by a Participant pursuant to paragraph 11 of this Plan, (c) all unpaid Awards made (including any made pursuant to paragraph 13(C) hereof) for any completed fiscal year which preceded the Change in Control, and (d) "Change in Control Awards" (as determined pursuant to paragraph 13(A) hereof).

     A. CHANGE IN CONTROL AWARDS. Upon a Change in Control of Chrysler, each Employee (below called a "Change in Control Participant") eligible pursuant to paragraph 4 hereof for consideration to participate in the Plans for the fiscal year in which the Change in Control occurs (the "Change in Control Year") shall be paid a cash award, in a lump sum (the "Change in Control Award").

     The tentative Change in Control Award of each Change in Control Participant to whom an Award was made for the last fiscal year immediately preceding the Change in Control for which Awards (including Awards, if any, made pursuant to paragraph 13(C) hereof) were made generally (the "Base Year") shall be determined by multiplying the "Change in Control Fund" (calculated in accordance with paragraph 13(B) hereof) by a fraction, the numerator of which shall be the amount of the Award of such Change in Control Participant for the Base Year, and the denominator of which shall be the aggregate amount of Awards made for the Base Year. A tentative Change in Control Award for each Change in Control Participant to whom an Award was not made for the Base Year shall also be determined and shall be comparable to the tentative Change in Control Awards of similarly situated (in terms of the criteria employed by the Committee to determine participation under paragraph 4 hereof, such as salary, salary grade or classification) Change in Control Participants to whom Awards were made for the Base Year.

     The actual Change in Control Award of each Change in Control Participant shall then be determined by multiplying the Change in Control Fund by a fraction, the numerator of which shall be his tentative Change in Control Award and the denominator of which shall be the aggregate tentative Change in Control Awards.

     B. CHANGE IN CONTROL FUND. The Change in Control Fund shall be the lesser of the amount described in (i) or in (ii) below, adjusted by the amount described in (iii):

          (i) the sum (measured immediately prior to a Change in Control) of (x) any amount authorized and approved by the Board for any fiscal year completed prior to the Change in Control but not previously awarded under this Plan or previously charged against the Fund pursuant to any other plan of the Corporation and (y) any amount awarded from the Fund or charged against the Fund for any fiscal year completed prior to the Change in Control that has been forfeited;

          (ii) the aggregate amount accrued during the Change in Control Year up to and including the date of the Change in Control, in the ordinary course of business and consistent with past practice, on the books of the Corporation to be set aside by the Board for purposes of the Plans and incentive compensation retirement benefits under the Supplemental Plan pursuant to paragraph 3 of this Plan. The determinations (made prior to the Change in Control) of the Corporation's internal accountants in making any such accruals shall be conclusive;

          (iii) the "applicable amount" (the lesser amount from (i) or (ii) above) shall be adjusted as follows: if an additional charge is made against the Fund with respect to Performance Shares under the Long-Term Plan upon the occurrence of a Change in Control, the "applicable amount" shall be reduced by such charge; if any amount previously charged against the Fund for Performance Shares which are not earned and delivered upon the occurrence of a Change in Control is returned to the Fund, the "applicable amount" shall be increased by such returned amount.

     C. MAKING AWARDS FOR COMPLETED YEARS. Upon the occurrence of a "Potential Change in Control" (as defined in paragraph 13(E) hereof), if there is any completed fiscal year of the Corporation for which the audited financial statements of the Corporation are available and for which the Board has not yet determined the Incentive Compensation Fund and/or for which the Committee has not yet determined the Awards, such determinations and the payments of any Awards so determined shall be made as soon as reasonably possible.

     D. CHANGE IN CONTROL DEFINITION. "Change in Control" shall mean a change in control of Chrysler, which shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (i) any Person (as defined below) is or becomes the Beneficial Owner (as defined below) of securities of Chrysler representing 20% or more of the combined voting power of Chrysler's then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of securities directly from Chrysler); or

          (ii) during any period of two consecutive years beginning after June 7, 1990, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a Person who has entered into an agreement with Chrysler to effect a transaction described in paragraph (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

          (iii) the stockholders of Chrysler approve a merger or consolidation of Chrysler with any other corporation (other than a merger or consolidation which would result in the voting securities of Chrysler outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of Chrysler or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of Chrysler or such surviving entity or any subsidiary of Chrysler or such surviving entity, at least 80% of the combined voting power of the voting securities of Chrysler or such surviving entity outstanding immediately after such merger or consolidation); or

          (iv) the stockholders of Chrysler approve a plan of complete liquidation or dissolution of Chrysler or an agreement for the sale or disposition by Chrysler of all or substantially all Chrysler's assets.

          For purposes of the definition of Change in Control in this paragraph 13(D): (a) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as supplemented by Section 13(d)(3) of the Exchange Act, provided, however, that Person shall not include (i) Chrysler, any subsidiary of Chrysler or any other Person controlled by Chrysler, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of Chrysler or any subsidiary of Chrysler, or (iii) a corporation owned, directly or indirectly, by the stockholders of Chrysler in substantially the same proportions as their ownership of securities of Chrysler; and (b) a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or otherwise has "beneficial ownership" of (within the meaning of Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such securities (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     E. POTENTIAL CHANGE IN CONTROL DEFINITION. A "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (i) Chrysler enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

          (ii) Chrysler or any Person (as defined in paragraph 13(D) hereof) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

          (iii) any Person who is or becomes the Beneficial Owner (as defined in paragraph 13(D) hereof), directly or indirectly, of securities of Chrysler representing 10% or more of the combined voting power of Chrysler's then outstanding securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or

          (iv) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

14. INTERPRETATION

     The Board shall have full power and authority to interpret and construe this Plan and its interpreting and construing of this Plan and acts pursuant to this Plan in good faith shall be final and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in such a manner and to such an extent as it shall find expedient to carry this Plan into effect, and it shall be the sole and final judge of the expediency. If any such interpreting or construing shall involve a question of law, the Board may rely and act upon the opinion of counsel (who may be counsel to Chrysler) on the question of law.

15. EFFECTIVE PERIOD

     The Plan shall become effective, upon approval by the Board, beginning January 1, 1970, and shall remain in effect until terminated as provided in Paragraph 16.

16. AMENDMENT AND TERMINATION

     At any time the Board may amend, alter or terminate this Plan (consistent with the Stockholders' Resolution) as the Board shall deem advisable; provided, however, that the Board may not: (a) without the approval of the holders of a majority of the shares of Common Stock of Chrysler voting on the matter, increase the total amount that under the Stockholders' Resolution may be provided out of the earnings of the Corporation for incentive compensation and
(b) without the approval of the holders of a majority of the shares of Common Stock of Chrysler issued and outstanding, issue shares of Chrysler stock for distributing in place of cash; and provided further, however, that terminating or amending this Plan shall not terminate the right of any Participant to earn out and thereby become entitled to receive, in the same manner as if this Plan had not been terminated or amended, any unpaid installment of an Award made to him under this Plan prior to the terminating or amending of this Plan or any Retirement Benefit he would become eligible to receive under the Supplemental Plan by complying with the terms thereof.


     Nothing in this Plan shall be interpreted to preclude Chrysler from granting awards under, or paying compensation outside the parameters of, the Plan including, without limitation, base salaries, awards under any other plan of Chrysler (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Code or otherwise, should the Board or any committee thereof (including the Committee), whichever is applicable, determine that such action is in the best interests of Chrysler and its stockholders.

             (AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 3, 1994

                SUBJECT TO STOCKHOLDER APPROVAL ON MAY 19, 1994)


                              CHRYSLER CORPORATION
                            LONG-TERM INCENTIVE PLAN

                            EFFECTIVE JUNE 11, 1987
                       (AS AMENDED THROUGH MAY 19, 1994)

1. PURPOSE

     The purpose of the Chrysler Corporation Long-Term Incentive Plan (below called the Plan) is to provide an incentive to the officers and other key salaried employees (below called collectively Employees) of Chrysler Corporation (below called Chrysler) and its subsidiaries (Chrysler and its subsidiaries collectively below called the Corporation) by enabling them to earn shares of common stock of Chrysler (below called the Chrysler Common Stock) as a reward for the achievement of long-term goals and objectives of the Corporation, in accordance with the resolution most recently adopted by the stockholders of Chrysler at their Annual Meeting on May 19, 1994, amending a resolution originally adopted on April 16, 1929, as it has been and may be further amended from time to time (below called the Stockholders' Resolution). All capitalized terms used below shall have the meanings ascribed to them in Section 3 below.

2. INTEGRATION WITH INCENTIVE COMPENSATION PLAN

     This Plan shall be fully integrated with the Incentive Compensation Plan. The funds for the purchase of Chrysler Common Stock to be awarded as Performance Shares under this Plan shall be provided out of the earnings of the Corporation available for incentive compensation under the Incentive Compensation Plan, as the Board from time to time shall determine. Awards made hereunder shall complement awards made under the Incentive Compensation Plan as the Committee shall determine in its sole discretion. An amount equal to 125% of the total Fair Market Value of Performance Shares granted, on the day they were granted, shall be charged against the Incentive Compensation Fund (as that term is defined in the Incentive Compensation Plan). Any amount charged against the Incentive Compensation Fund for any Performance Shares not earned and delivered shall be returned to the funds available for incentive compensation under the Incentive Compensation Plan, and shall be carried forward and may be awarded in a subsequent fiscal year.

3. DEFINITIONS

     "Beneficial Owner" -- with respect to any securities, shall mean any Person who, directly or indirectly, has the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition."

     "Board" means the Board of Directors of Chrysler.

     " "Change in Control" -- means a change in control of Chrysler, which shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (a) any Person shall become the Beneficial Owner of securities of Chrysler representing 20% or more of the combined voting power of Chrysler's then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of securities directly from Chrysler);

          (b) during any period of two consecutive years beginning after [June 7, 1990], individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with Chrysler to effect a transaction described in paragraph (a), (c) or (d) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

          (c) the stockholders of Chrysler approve a merger or consolidation of Chrysler with any other corporation (other than a merger or consolidation which would result in the voting securities of Chrysler outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of Chrysler or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of Chrysler or such surviving entity or any subsidiary of Chrysler or such surviving entity, at least 80% of the combined voting power of the voting securities of Chrysler or such surviving entity outstanding immediately after such merger or consolidation); or

          (d) the stockholders of Chrysler approve a plan of complete liquidation or dissolution of Chrysler or an agreement for the sale or disposition by Chrysler of all or substantially all Chrysler's assets.

     "Change in Control Fund" -- with respect to any Performance Cycle, means the outstanding amount charged against the Fund with respect to such Performance Cycle immediately prior to the occurrence of a Change in Control, increased by the lessor of the amount described in "(i)" or "(ii)" below:

          (i) the sum of (x) any amount authorized and approved by the Board for any fiscal year completed prior to the Change in Control but not previously awarded from, or charged against, the Incentive Compensation Fund pursuant to this or any other plan of the Corporation, and (y) any amount awarded from, or charged against, the Incentive Compensation Fund for any fiscal year completed prior to the Change in Control that has been forfeited;

          (ii) the aggregate amount accrued during the fiscal year in which Change in Control occurs, from its inception up to and including the date of the Change in Control, in the ordinary course of business and consistent with past practice, on the books of the Corporation to be set aside by the Board for purposes of this Plan, the Incentive Compensation Plan, and incentive compensation retirement benefits under the Chrysler Supplemental Executive Retirement Plan. The determinations (made prior to the Change in Control) of the Corporation's internal accountants in making any such accruals shall be conclusive.

     "Change in Control Value" -- means, with respect to the Performance Shares, the higher of (i) the Fair Market Value of a share of Chrysler Common Stock on the relevant valuation date or (ii) the value of a share of Chrysler Common Stock, determined as follows:

          (w) in the case of transactions described in paragraphs (a) or (c) of the Change in Control definition, the highest per share price paid (the "Transaction Value") for shares of Chrysler Common Stock in the transaction constituting the Change in Control,

          (x) in the case of a transaction described in paragraph (b) of the Change in Control definition which occurs in connection with a transaction described in paragraph (a), (c) or (d) of the Change in Control definition, the Transaction Value,

          (y) in the case of a Change in Control described in paragraph (b) of the Change in Control definition which does not occur in connection with a transaction described in paragraph (a), (c) or (d) of the Change in Control definition, the average of the daily closing prices per share of Chrysler Common Stock on the New York Stock Exchange, if such shares are traded thereon, or, if not, such other national securities exchange on which such shares are admitted to trade, or, if none, the National Association of Securities Dealers Automated Quotation System if such shares are admitted for quotation thereon, during the thirty (30) consecutive trading days immediately preceding the Change in Control, or

          (z) in the case of a transaction described in paragraph (d) of the Change in Control definition, the equivalent of the Transaction Value as determined by the Committee.

     "Committee" -- means the Incentive Compensation Committee of the Board.

     "Fair Market Value" -- means for purposes of Performance Shares, the mean of the high and low trading prices of Chrysler Common Stock on the date on which it is to be valued hereunder, as reported on the New York Stock Exchange, or if the Exchange is closed on such day, the next preceding day on which the Exchange was open for trading.

     "Incentive Compensation Plan" -- means the Chrysler Corporation Incentive Compensation Plan adopted in accordance with the Stockholders' Resolution.

     "Participant" -- means an Employee who is selected by the Committee to receive an award of Performance Shares under the Plan.

     "Performance Cycle" or "Cycle" -- means the period of years determined by the Committee during which the performance of the Corporation is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Goals" -- means one or more corporate objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned. Such objectives shall relate to: quality, customer satisfaction, profitability, net margin as a percentage of revenue, return on sales, return on capital, breakeven, productivity, and/or debt to capitalization.

     "Performance Share" -- means an award expressed as a share of Chrysler Common Stock contingently awarded under this Plan.

     "Person" -- shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, provided, however, that Person shall not include (i) Chrysler, any subsidiary of Chrysler or any other Person controlled by Chrysler, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of Chrysler or any subsidiary of Chrysler, or (iii) a corporation owned, directly or indirectly, by the stockholders of Chrysler in substantially the same proportions as their ownership of securities of Chrysler.

4. INCENTIVE COMPENSATION COMMITTEE

     The Board has appointed not less than three Directors of Chrysler to be the Committee to administer this Plan. All of the members of the Committee are "disinterested persons" (which term as used herein shall have the meaning ascribed to it in Rule 16b-3 under the Securities Exchange Act of 1934, or in any amendment thereof in effect at the relevant time). Subject to the provisions of this Plan, the Committee shall have authority, in its discretion, to prescribe, amend, and rescind rules and regulations relating to this Plan.

5. ELIGIBILITY

     All Employees who are eligible to participate in the Incentive Compensation Plan, as determined by the Committee, are eligible to be Participants in this Plan. The Committee shall have sole and complete authority to determine the Employees who shall be awarded Performance Shares under this Plan.

6. PERFORMANCE CYCLES


     During 1987 the Committee shall establish Performance Cycles for the years 1987, 1987 through 1988 and 1987 through 1989. During each of the years 1988 and thereafter the Committee may, but shall not be required to, establish a new Performance Cycle with respect to a future period, which shall not be less than two nor more than five years. The Committee shall have sole and complete authority to determine the duration of each Performance Cycle. More than one Performance Cycle may be in effect at any one time, and the duration of one Performance Cycle may differ from another.


7. PERFORMANCE GOALS

     The Committee shall establish one or more Performance Goals for each Performance Cycle consisting of such criteria and for the accomplishment of such corporate objectives as the Committee may designate prior to the beginning of each Performance Cycle. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation or changes in applicable tax laws or accounting principles.

8. PERFORMANCE AWARDS


     At the commencement of each Performance Cycle the Committee shall (a) award to each Participant the number of Performance Shares that would be deliverable to the Participant if the Performance Goals for that Cycle are fully achieved at a 100% level of performance, which number shall be determined by dividing an amount (expressed as a percentage -- not to exceed 80% -- of the Participant's base salary, or the average base salary or midpoint of the salary range of a class of Participants, at the time of the award) by the then fair market price of Chrysler Common Stock and (b) establish a range within which greater or lesser percentages (including a minimum and maximum percentage) of the number of shares awarded as Performance Shares would be earned based on the actual performance level attained. The maximum of such range shall not exceed 125% of the number of shares awarded as Performance Shares.


     When a person becomes employed by the Corporation in, or is promoted by the Corporation to, a position that constitutes him an Employee eligible to participate in the Plan, the Committee may, in its sole discretion, award to such person Performance Shares for one or more Performance Cycles commenced and then in progress.

     The Committee may, in its sole discretion, supplement any award previously made to any Participant, provided that such award has not yet been earned out and paid; and provided further, that the Committee may not exercise such discretion to the extent that the ability to exercise such discretion would cause the Performance Share award to fail to qualify as other performance based compensation under Section 162(m) of the Internal Revenue Code.

9. PAYMENT OF PERFORMANCE SHARES


     The Committee shall determine the percentage of the Performance Shares which were earned by each Participant with respect to each Performance Cycle. Such determination shall be made by considering the Corporation's performance in relation to the Performance Goals established for that Performance Cycle and deriving therefrom a percentage of attainment of the Performance Goals. Such percentage (but not more than 125%) multiplied by the number of shares awarded as Performance Shares to each Participant shall be the number of shares of Chrysler Common Stock earned and to be delivered to such Participant. Such shares shall be shares held by the Corporation in its treasury.


     A Participant may elect, on or after the date of grant of any award and before the year in which such award is to be paid, to defer receipt of all or any portion of the Performance Shares deliverable to such Participant upon earning such award, subject to the terms and conditions contained in any applicable deferral or similar plan or arrangement.

10. DIVIDEND EQUIVALENTS

     Participants shall be entitled to receive cash payments equivalent to the dividend payments, if any, made to the owners of Chrysler Common Stock during the Performance Cycle, on the dates such dividend payments are made. Such payments are payable from and after the date Performance Shares are awarded (i.e., during the relevant Performance Cycle) without regard to the attainment of Performance Goals. Such cash payments equivalent to dividends shall not be charged against the funds available for incentive compensation.

11. TERMINATION OF EMPLOYMENT

     A Participant must be an Employee at the end of a Performance Cycle in order to be entitled to payment of Performance Shares in respect of such Cycle; provided, however, that in the event a Participant ceases to be an Employee prior to the end of that Cycle (a) by reason of death, disability under any disability plan of the Corporation, or retirement at or after age 65 under a pension plan of the Corporation, he (or the legal representative of his estate or his legatees) shall continue to earn, as if he had not ceased to be an Employee, any Performance Shares awarded to him for that Cycle, or (b) by reason of layoff, or by reason of retirement before age 65 under a pension plan of the Corporation, the Committee, in its discretion and after taking into consideration the performance of such Participant and the performance of the Corporation during the Cycle, may authorize payment to such Participant with respect to some or all of the Performance Shares awarded to him for that Cycle. No award of Performance Shares shall confer upon any Employee any right to continued employment with the Corporation nor shall it interfere with the right of the Corporation to terminate the employment of any Employee at any time.

12. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

     Notwithstanding any other provision of this Plan, in the event of any change in the outstanding Chrysler Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, and the like, the number and class of shares subject to each outstanding award of Performance Shares shall be appropriately adjusted by the Board, whose determination shall be conclusive.

13. CHANGE IN CONTROL

     (A) First, subject to Section 13(D) hereof, upon the occurrence of a Change in Control, any Performance Shares for a completed Performance Cycle which the Committee has previously determined that a Participant has earned (but with respect to which no delivery of Chrysler Common Stock has been made) shall be paid no later than the tenth day following such Change in Control to such Participant, in cash, in an amount equal to the Change in Control Value of each such Performance Share multiplied by the number of such Performance Shares (together with dividend equivalents on such shares calculated pursuant to Section 10 hereof).

     (B) Second, subject to Section 13(D) hereof, upon the occurrence of a Change in Control, any Performance Shares for a completed Performance Cycle previously awarded to a Participant who was an Employee (or otherwise entitled to payment under Section 11 hereof) at the end of such Performance Cycle (but as to which the Committee has made no determination with respect to the number of such shares earned by such Participant) shall be deemed earned out, at the higher of a 100% level of performance or at the highest level of performance attained in any of the three most recently completed previous Performance Cycles. The Performance Shares so earned out shall be paid immediately to each such Participant, in cash, in an amount equal to the Change in Control Value of each Performance Share multiplied by the number of such shares deemed to have been earned out (together with dividend equivalents on such shares calculated pursuant to Section 10 hereof).

     (C) Third, subject to Section 13(D) hereof, upon the occurrence of a Change in Control, a pro rata percentage (determined as provided below) of all Performance Shares for each outstanding Performance Cycle previously awarded to a Participant who is an Employee on the date immediately preceding the date of the Change in Control which have not yet been earned out shall be deemed earned out, at the higher of a 100% level of performance or at the highest level of performance attained in any of the three most recently completed Performance Cycles. The Performance Shares so earned out shall be paid immediately to each such Participant in cash, in an amount equal to the Change in Control Value of each Performance Share multiplied by the number of such shares deemed to have been earned out (together with dividend equivalents on such shares calculated pursuant to Section 10 hereof).

     The number of Performance Shares deemed to have been earned out by a Participant with respect to each outstanding Performance Cycle, upon a Change in Control, shall be determined by first multiplying the total Performance Shares awarded to the Participant for such Performance Cycle by a fraction, the numerator of which shall be the number of complete months in such Performance Cycle which have elapsed at the date of the Change in Control and the denominator of which shall be the total number of months in such Performance Cycle. Next, the number of Performance Shares determined in the first step shall be multiplied by the applicable percentage level of performance for such Performance Cycle.

     (D) Notwithstanding Sections 13(A), (B) and (C) hereof, the aggregate amount payable with respect to any Performance Cycle pursuant to this Section 13 shall not exceed such Performance Cycle's Change in Control Fund and, if necessary, the individual amounts otherwise payable with respect to a particular Performance Cycle shall be reduced proportionally until the aggregate amount equals such Performance Cycle's Change in Control Fund.

14. ADMINISTRATIVE COSTS

     All costs of administering this Plan shall be borne by the Corporation and shall not be charged against the funds available for incentive compensation.

15. INTERPRETATION

     The Board shall have full power and authority to interpret and construe this Plan and its interpreting and construing of this Plan and acts pursuant to this Plan in good faith shall be final and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in such a manner and to such an extent as it shall find expedient to carry this Plan into effect, and it shall be the sole and final judge of expediency. If any such interpreting or construing shall involve a question of law, the Board may rely and act upon the opinion of counsel (who may be counsel to Chrysler) on the question of law.

     Notwithstanding anything else contained in this Plan to the contrary, if any award of Performance Shares is intended at the time of grant to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

16. EFFECTIVE PERIOD

     This Plan shall become effective beginning June 11, 1987, and shall remain in effect until terminated as provided in Paragraph 17.

17. AMENDMENT AND TERMINATION

     At any time the Board may terminate this Plan or make such changes in it and additions to it (consistent with the Stockholders' Resolution) as the Board shall deem advisable; provided, however, that the Board may not: (a) without the approval of the holders of a majority of the shares of Common Stock of Chrysler voting on the matter, increase the total amount that under the Stockholders' Resolution may be provided out of the earnings of the Corporation for incentive compensation and (b) without the approval of the holders of a majority of the shares of Common Stock of Chrysler issued and outstanding, issue shares of Chrysler Common Stock for purposes of this Plan; and provided further, however, that terminating or amending this Plan shall not terminate the right of any Participant to earn and thereby become entitled to receive, in the same manner as if this Plan had not been terminated or amended, any unearned Performance Shares awarded to him under this Plan prior to the terminating or amending of this Plan.


     Nothing in this Plan shall be interpreted to preclude Chrysler from granting awards under, or paying compensation outside the parameters of, the Plan including, without limitation, base salaries, awards under any other plan of Chrysler (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Internal Revenue Code or otherwise, should the Board or any committee thereof (including the Committee), whichever is applicable, determine that such action is in the best interests of Chrysler and its stockholders.